Exhibit 99.1

KIRKLAND & ELLIS LLP		COOLEY LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		Cullen D. Speckhart (VSB 79096)
Edward O. Sassower, P.C.		Olya Antle (VSB 83153)
Steven N. Serajeddini, P.C. (admitted pro hac vice)		1299 Pennsylvania Avenue, NW, Suite 700
601 Lexington Avenue		Washington, DC 20004-2400
New York, New York 10022		Telephone:	(202) 842-7800
Telephone:	(212) 446-4800	Facsimile:	(202) 842-7899
Facsimile:	(212) 446-4900

-and-

John R. Luze (admitted pro hac vice)
300 North LaSalle
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR the eastern district of virginia
richmond dIVISION

)
In re:	)	Chapter 11
)
RETAIL GROUP, INC., et al.,[1]	)	Case No. 20-33113 (KRH)
)
Debtors	)	(Jointly Administered)
)

ORDER CONFIRMING the

Amended Joint Chapter 11 Plan (Technical

Modifications) of Mahwah Bergen Retail Group, Inc.

(f/k/a Ascena Retail Group, Inc.) and its debtor affiliates

WHEREAS, Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) have, among other things:

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at http://cases.primeclerk.com/ascena. The location of Debtor Mahwah Bergen Retail Group, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

a.	commenced, on July 23, 2020 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);[2]

b.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on July 31, 2020, the Joint Chapter 11 Plan of Reorganization of the of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 154], the Disclosure Statement for the Joint Chapter 11 Plans of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 155], and the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 156];

d.	filed, on September 9, 2020, the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 564] and the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 565];

e.	filed, on September 9, 2020, the Notice of Filing of Revised Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Plan or Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 566];

f.	obtained, on September 11, 2020, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Plan or Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 592] (the “Disclosure Statement Order”) approving the Disclosure Statement, voting and solicitation procedures (the “Solicitation Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”) and related dates and deadlines;

g.	filed, on September 11, 2020, the solicitation versions of the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 601] and Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 600];

[2]	Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Amended Joint Chapter 11 Plan of Reorganization of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.). and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

h.	caused the Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed on or about September 30, 2020, (collectively, the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket Nos. 720, 744, 768, and 942], filed on October 16, 2020, the Declaration of Craig E. Johnson of Prime Clerk LLC in Support of the Debtors’ Objection to Securities Lead Plaintiffs’ Motion for Entry of an Order (I) Authorizing Lead Plaintiffs to Opt Out of Third-Party Releases on Behalf of the Class or, in the Alternative, (II) Certifying the Class for a Limited Purpose Pursuant to Fed. R. Bankr. P. 7023 and 9104 and Fed. R. Civ. P. 23 [Docket No. 974], and caused the notice of adjournment of the Confirmation Hearing to be distributed on or about December 30, 2020, as evidenced by, among other things, the Affidavit of Service [Docket No. 1446] (together, the “Solicitation Affidavits”);

i.	filed, on September 29, 2020, the Notice of Filing of Plan Supplement for the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and its Debtor Affiliates [Docket No. 719], which included (A) New Organizational Documents, (B) Exit Facility Documentation, (C) Assumed Executory Contract and Unexpired Lease List, (D) Rejected Executory Contract and Unexpired Lease List, (E) Schedule of Retained Causes of Action, (F) Restructuring Transactions Memorandum, (G) Identity and Members of Reorganized Board, and (H) GUC Trust Agreement, filed on October 13, 2020, the Notice of Filing of Amended Plan Supplement [Docket No. 893], which included the Amended Assumed Executory Contract and Unexpired Lease List and the Amended Rejection Executory Contract and Unexpired Lease list, filed on November 19, 2020 the Notice of Filing of Corrected Second Amended Plan Supplement [Docket No. 1155], which included (C) Amended Assumed Executory Contract and Unexpired Lease List, (C-1) Comparison to Assumed Executory Contract and Unexpired Lease List Filed October 13, 2020, (D) Amended Rejected Executory Contract and Unexpired Lease List, (D-1) Comparison to Rejected Executory Contract and Unexpired Lease List Filed October 13, 2020, filed, on November 23, 2020, the Notice of Filing of Third Amended Plan Supplement [Docket No. 1188], which included the (C) Amended Assumed Executory Contract and Unexpired Lease List, (C-1) Comparison to Assumed Executory Contract and Unexpired Lease List Filed November 19, 2020, (D) Amended Rejected Executory Contract and Unexpired Lease List, (D-1) Comparison to Rejected Executory Contract and Unexpired Lease List Filed November 19, 2020, and filed, on February 17, 2021, the Notice of Filing of Fourth Amended Plan Supplement [Docket No. 1704], which withdrew all prior documents filed as part of the Plan Supplement and included (C) Amended Assumed Executory Contract and Unexpired Lease List, (C-1) Comparison to Assumed Executory Contract and Unexpired Lease List Filed November 23, 2020, (D) Amended Rejected Executory Contract and Unexpired Lease List, (D-1) Comparison to Rejected Executory Contract and Unexpired Lease List Filed November 23, 2020, (E) Schedule of Retained Causes of Action, (F) Identity of GUC Trustee, (G) Identity of Plan Administrator, (H) Plan Administrator Agreement, and (I) GUC Trust Agreement, filed, on February 22, 2021, the Notice of Filing of Fifth Amended Plan Supplement [Docket No. 1757], which included (C) Amended Assumed Executory Contract and Unexpired Lease List, (C-1) Comparison to Assumed Executory Contract and Unexpired Lease List filed on February 17, 2021, (D) Amended Rejected Executory Contract and Unexpired Lease List, and (D-1) Comparison to Rejected Executory Contract and Unexpired Lease List filed on February 17, 2021, and, filed on February 24, 2021, the Notice of Filing of Sixth Amended Plan Supplement [Docket No. 1790], which included (E) Schedule of Retained Causes of Action, (F) Identity of GUC Trustee, (G) Identity of Plan Administrator, (H) Plan Administrator Agreement, (I) GUC Trust Agreement, (I-1) Comparison to GUC Trust Agreement filed on February 17, 2021, and (J) GUC Trustee Compensation (together with each Notice of Plan Supplement and as amended or supplemented thereafter, the “Plan Supplement”);

j.	filed, on November 13, 2020, the Declaration of Alex Orchowski on Behalf of Prime Clerk LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Amended Joint Chapter 11 Plans of Reorganization, Inc. and Its Debtor Affiliates [Docket No. 1135] and filed, on November 22, 2020, the Supplemental Declaration of Alex Orchowski of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plans of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 1187] (together, the “Voting Report”);

k.	filed, on November 20, 2020, the Notice of Filing of Proposed Order Confirming the Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Debtor Affiliates [Docket No. 1167];

l.	filed, on November 23, 2020, the Notice of Filing of Amended Joint Chapter 11 Plan of Reorganization (Technical Modifications) of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 1189];

m.	filed, on December 30, 2020, the Notice of Filing of Third Amended Joint Chapter 11 Plan of Reorganization of Ascena Retail Group, Inc. and Its Debtor Affiliates [Docket No. 1403];

n.	filed, on February 22, 2021, the Notice of Filing of Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1758].

o.	filed, on February 22, 2021, the Declaration of Carrie W. Teffner in Support of Confirmation of the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1760] (the “Teffner Declaration”), the Declaration of William Kosturos in Support of Confirmation of the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1761] (the “Kosturos Declaration”), and the Declaration of Gary D. Begeman in Support of Confirmation of the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1759] (the “Begeman Declaration”);

p.	filed, on February 22, 2021, the Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1762] (the “Confirmation Brief”);

q.	filed, on February 23, 2021, the Notice of Filing of Revised Proposed Order Confirming the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates [Docket No. 1763];

r.	filed, on February 24, 2021, the Notice of Filing of Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and its Debtor Affiliates [Docket No. 1794]; and

s.	filed, on February 25, 2021, the Notice of Filing of Revised Proposed Order Confirming the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and its Debtor Affiliates [Docket No. 1795].

This Court having:

a.	entered the Disclosure Statement Order on September 11, 2020 [Docket No. 592];

b.	set October 13, 2020, at 5:00 p.m. (prevailing Eastern Time) as the deadline to vote on the Plan;

c.	set October 13, 2020, at 5:00 p.m. (prevailing Eastern Time) as the deadline to file objections to the Plan;

d.	set February 25, 2021, at 1:00 p.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing in accordance with rules 3017 and 3018 of the Bankruptcy Rules and sections 1126, 1128, and 1129 of the Bankruptcy Code;

e.	reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

f.	held the Confirmation Hearing;

g.	heard the statements and arguments made by counsel with respect to Confirmation;

h.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

i.	entered rulings on the record at the Confirmation Hearing held on February 25, 2021 (the “Confirmation Ruling”);

j.	overruled any and all objections to the Plan and Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated; and

k.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, without limitation, the Teffner Declaration, the Kosturos Declaration, and the Begeman Declaration, establishes just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I.            FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.	Jurisdiction and Venue

1.            The Bankruptcy Court has subject matter jurisdiction over this matter under 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference from the United States District Court for the Eastern District of Virginia, dated July 10, 1984. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to entry of a final order by the Bankruptcy Court in connection with Confirmation to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

B.	Eligibility for Relief

2.            The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

C.	Commencement and Joint Administration of the Chapter 11 Cases

3.            On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On July 23, 2020, the Bankruptcy Court entered an order [Docket No. 50] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

D.	Appointment of the Creditors’ Committee

4.            On August 3, 2020, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 164].

E.	Plan Supplement

5.            The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and this Confirmation Order, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules.

F.	Modifications to the Plan

6.            Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests and do not materially and adversely affect the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

7.            This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from parties in interest. Modifications to the Plan since entry of the Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation.

G.	Objections Overruled

8.            Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. Unless otherwise expressly provided herein, all unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

H.	Disclosure Statement Order

9.            On September 11, 2020, the Bankruptcy Court entered the Disclosure Statement Order [Docket No. 592], which, among other things, fixed October 13, 2020, at 5:00 p.m. (prevailing Eastern Time) as the deadline for objecting to the Plan (the “Plan Objection Deadline”) and the deadline for voting to accept or reject the Plan (the “Voting Deadline”). The Plan Objection Deadline was subsequently extended to February 4, 2021 at 5:00 p.m. (prevailing Eastern Time) in a manner consistent with the Disclosure Statement Order. The Disclosure Statement Order also set October 23, 2020, at 11:00 a.m. (prevailing Eastern Time) as the original date and time for the Confirmation Hearing, which hearing date and time was subsequently continued to February 25, 2021 at 1:00 p.m. (prevailing Eastern Time).

I.	Transmittal and Mailing of Materials; Notice

10.          As evidenced by the Solicitation Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all the other materials that the Debtors distributed in connection with the Confirmation of the Plan are in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting Deadline and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

J.	Solicitation

11.          The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Packages provided the opportunity for voting creditors to opt out of the releases.

K.	Cure Notices

12.          The Debtors filed a schedule of potential cure amounts and adequate assurance of future performance in the Plan Supplement and in accordance with the Disclosure Statement Order (the “Cure Notice”), which constitutes adequate and proper notice of the proposed Cure Obligation for each Executory Contract or Unexpired Lease to be assumed under the Plan.

L.	Voting Report

13.          Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

14.          As set forth in the Plan, Holders of Claims in Class 4 and Class 5 (collectively, the “Voting Classes”) were eligible to vote on the Plan in accordance with the Solicitation Procedures. Holders of Claims in Classes 1, 2, 3, and 7 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Interests in Class 6 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or Impaired and conclusively deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Interests in Class 8 (the “Deemed Rejecting Class”) are Impaired under the Plan and are entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan.

15.          As evidenced by the Voting Report, Class 4 voted to accept the Plan at all applicable Debtors and Class 5 voted to accept the Plan at all except for four Debtor entities as set forth in the Voting Report, in each case in accordance with section 1126 of the Bankruptcy Code.

M.	Bankruptcy Rule 3016

16.          The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).

N.	Burden of Proof

17.          The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with Confirmation was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code

18.          The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

19.          The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification

20.          The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into eight different Classes based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are not required to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests, such classifications were not implemented for any improper purpose and do not unfairly discriminate between or among Holders of Claims and Interests.

21.          In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Section 1123(a)(2)—Specification of Unimpaired Classes

22.          Article III of the Plan specifies that Claims in Classes 1, 2, 3, and 7 are Unimpaired under the Plan, Claims and Interests, as applicable, in Classes 4, 5, and 8 are Impaired, and Claims in Class 6 are either Impaired or Unimpaired under the Plan. In addition, Article II of the Plan specifies that Administrative Claims (including Professional Fee Claims), DIP ABL Facility Claims, DIP Term Facility Claims, and Priority Tax Claims are not classified. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Section 1123(a)(3)—Specification of Treatment of Impaired Classes

23.          Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Section 1123(a)(4)—No Discrimination

24.          Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for the Plan’s Implementation

25.          The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation, provided for by the Plan and further contemplated under the Restructuring Transactions Memorandum; (b) formation of a General Unsecured Creditors’ Trust (the “GUC Trust”) and administrative consolidation for the limited purpose of GUC Trust distributions; (c) global settlement of claims with the Creditors’ Committee under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019; (d) the distribution of estate assets; (e) the retention of certain Causes of Actions; (f) the identity and terms of compensation of the Plan Administrator; (g) the assumption and rejection of Executory Contracts and Unexpired Leases; (h) the cancellation of certain existing agreements, obligations, instruments, and Interests; (i) the vesting of the assets of the Debtors’ Estates in the applicable Reorganized Debtors; and (j) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities

26.            The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. The new corporate organizational documents of the Reorganized Debtors will prohibit the issuance of non-voting equity Securities, thereby satisfying section 1123(a)(6).

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees

27.            The manner for selection of any officer, director, or trustee (or any successor of any officer, director, or trustee) of the Reorganized Debtors is set forth in the Plan, which is consistent with the interests of creditors and equity holders and with public policy. In addition, Article IV.E provides that on the Effective Date, the authority, power, and incumbency of the persons acting as managers and officers of the Reorganized Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager and sole officer of the Reorganized Debtors and shall succeed to the powers of the Reorganized Debtors’ managers and officers. The manner for selection of the Plan Administrator is set forth in the Plan, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Discretionary Contents of the Plan

28.          The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b).

i.	Impairment/Unimpairment of Any Class of Claims or Interests

29.          Pursuant to the Plan, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases

30.          Article V of the Plan provides that, on the earlier of 90 days after the Effective Date or the date that the Debtors notice such rejection in accordance with the Rejection Procedures Order, except as provided in the Plan, each Executory Contract or Unexpired Lease, not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) is the subject of a motion or notice to assume (or assume and assign) such Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (3) is a contract, release, or other agreement or document entered into in connection with the Plan or specifically assumed pursuant to the Plan, including contracts and other agreements related to Employee Benefits Programs; (4) is a D&O Liability Insurance Policy; (5) is the Asset Purchase Agreement; or (6) is an Executory Contract or Unexpired Lease assumed and assigned pursuant to the Asset Purchase Agreement.

31.          Unless otherwise agreed, the Cure/Assumption Objection Deadline with respect to any Executory Contract or Unexpired Lease is hereby approved. Therefore, the Plan satisfies section 1123(b)(2) of the Bankruptcy Code.

iii.	Compromise and Settlement

32.            In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Committee, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates.

33.            The Plan incorporates an integrated compromise and global settlement of numerous Claims, issues, and disputes, including creation of a GUC Trust, implemented to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest. Accordingly, except as otherwise set forth in the Plan or herein, in consideration for the distributions and other benefits provided under the Plan, including the release, exculpation, and injunction provisions, the Plan constitutes a good faith compromise and settlement of all claims and controversies resolved pursuant to the Plan. Each component of the compromise and settlement, including the treatment of Claims and Interests pursuant to the Plan, is an integral, integrated, and inextricably linked part of the Global Settlement.

34.            Based upon the representations and arguments of counsel to the Debtors, all other testimony either actually given or proffered, other evidence introduced at the Confirmation Hearing, and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Global Settlement, because, among other things: (a) the Global Settlement reflects a reasonable balance by providing for the creation of the GUC Trust that benefits Holders of General Unsecured Claims by efficiently resolving and settling their claims and disputes, while also allowing the Debtors to expeditiously exit these Chapter 11 Cases; (b) absent the Global Settlement, there is a likelihood of further delay that may hinder the Debtors’ reorganization efforts; (c) each of the parties supporting the Global Settlement are represented by competent and experienced counsel; (d) the Global Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Global Settlement is fair, equitable, and reasonable, and in the best interests of the Debtors, their Estates, the Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, and will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy in the ordinary course of business and is further essential to the successful implementation of the Plan. Based on the foregoing, the Settlement satisfies the requirements of applicable Fourth Circuit law for approval of settlements and compromise pursuant to Bankruptcy Rule 9019.

iv.	Debtor Release

35.          In accordance with section 1123(b)(3)(A) of the Bankruptcy Code, the releases of claims and Causes of Action by the Debtors described in Article VIII.E of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under and otherwise satisfied the requirements of Bankruptcy Rule 9019. The Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule.

36.          The vast majority of creditors in Classes 4 and 5 have voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated at arm’s-length and in good faith by sophisticated parties represented by able counsel and financial advisors. Therefore, the Debtor Release is the result of an arm’s-length negotiation process.

37.          The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan are: (a) each of the Debtors; (b) the Reorganized Debtors; (c) each of the Consenting Stakeholders; (d) the ABL Agent; (e) the ABL Lenders; (f) the Term Loan Agent; (g) the Term Loan Lenders; (h) each of the lenders and administrative agents under the Exit Facilities; (i) the Backstop Parties; (j) the DIP ABL Agent; (k) the DIP ABL Lenders; (l) the DIP Term Agent; (m) the DIP Term Lenders; (n) the Plan Administrator; (o) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (p); (p) each Related Party of each Entity in the foregoing clause (a) through this clause (p); and (q) the Creditors’ Committee.

38.          The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved.

v.	Release by Holders of Claims and Interests

39.            The release by the Releasing Parties (the “Third-Party Release”), set forth in Article VIII.F of the Plan, is an essential provision of the Plan. The Third-Party Release is (a) consensual, (b) given in exchange for the good and valuable consideration provided by each of the Released Parties, (c) a good-faith settlement and compromise of the claims and Causes of Action released by the Third-Party Release, (d) materially beneficial to and in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases, (e) fair, equitable, and reasonable, (f) given and made after due notice and opportunity for hearing, (g) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third-Party Release against any of the Released Parties, and (h) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

40.          The Third-Party Release is an integral part of the Plan that is supported by many of the Debtors’ creditors. Like the Debtor Release, the Third-Party Release facilitated participation of the Released Parties in both the Plan and the chapter 11 processes generally. The Third-Party Release is instrumental to the Plan and was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was instrumental in developing a plan that maximized value for all of the Debtors’ stakeholders, preserved certain of the Debtors’ businesses as going concerns, and allowed for the orderly wind down of these Chapter 11 Cases. The Third-Party Release is necessary to bringing these Chapter 11 Cases to a resolution.

41.          The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process, Unimpaired Creditors whose claims are being satisfied in full in cash or otherwise receiving a full recovery, or Holders of Claims or Interests that abstained from voting (or were not otherwise entitle to vote) but did not opt out of the Third-Party Release (to the extent such holders of Claims or Interests were entitled to opt out of the Third-Party Release under the Plan). And the Released Parties have made a substantial contribution to the Debtors’ Chapter 11 Cases. Furthermore, the Third-Party Release is consensual as the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan, voting creditors and interest holders were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, and the ballots.

42.          There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ Chapter 11 Cases and the Plan process, share a common goal with the Debtors in seeing the Plan succeed.

43.          The scope of the Third-Party Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavit, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is specific in language, integral to the Plan, and given for substantial consideration.

44.          In light of the foregoing, the Third-Party Release is approved.

vi.	Exculpation

45.          The exculpation provisions set forth in Article VIII.G of the Plan are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.G of the Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for gross negligence, actual fraud, and willful misconduct.

vii.	Injunction

46.          The injunction provisions set forth in Article VIII.H of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Causes of Action

47.          Article IV.N of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code.

48.          The Plan provides that each Reorganized Debtor shall retain and may enforce all Causes of Action (including all Avoidance Actions, but expressly subject to the Avoidance Action Waiver) of the applicable Debtor, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate and in the best interests of the Debtors, their respective Estates, and holders of Claims and Interests. For the avoidance of doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.

ix.	Avoidance Action Waiver

49.          The waiver of avoidance action by the Debtors (the “Avoidance Action Waiver”) provisions set forth in Article IV.S of the Plan are essential to the Plan and the Global Settlement. The record in the Chapter 11 Cases fully supports the avoidance action waivers set forth in Article IV.S, which are appropriately tailored to protect any waived parties from unnecessary litigation.

x.	Lien Releases

50.            Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, or executed in connection therewith, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors, as set forth in Article VIII.D of the Plan (the “Lien Releases”). The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

xi.	Additional Plan Provisions

51.            The other discretionary provisions in the Plan, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Interests, treatment of D&O Insurance Policies, and the retention of court jurisdiction.

c.	Section 1123(d)—Cure of Defaults

52.            Article V.D of the Plan provides for the satisfaction of all Cure Obligations under each Executory Contract and Unexpired Lease to be assumed in accordance with sections 365(b)(1) and 1123 of the Bankruptcy Code. Any monetary or non-monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to sections 365(b)(1) and 1123 of the Bankruptcy Code, by payment of the Cure Obligation in Cash, subject to the limitations described in Article V.D of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any dispute regarding Cure Obligation, the ability of the Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or any other matter pertaining to assumption will be determined in accordance with the terms set forth in Article V.D of the Plan and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure or provide adequate assurance that the Debtors will promptly cure defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

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d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code

53.            The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129, and with Bankruptcy Rules 2002, 3017, 3018, and 3019.

54.            The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order.

55.            The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.G of the Plan.

56.            The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan.

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e.	Section 1129(a)(3)—Proposal of Plan in Good Faith

57.            The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and the record of the Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.

58.            The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers and managers, and the other constituencies involved in the Chapter 11 Cases. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of restructuring and the Plan was negotiated and proposed with the intention of maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable

59.            Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan for services or costs and expenses in connection with the Chapter 11 Cases or the Plan and incident to the Chapter 11 Cases, as applicable, has been approved by or is subject to the approval of the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

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g.	Section 1129(a)(5)—Disclosure of Directors, Officers, and Managers and Consistency with the Interests of Creditors and Public Policy

60.            To the extent section 1129(a)(5) of the Bankruptcy Code applies to the Reorganized Debtors, the Debtors have satisfied the requirements of this provision by, among other things, disclosing the identity and terms of compensation of the Plan Administrator.

61.            Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)—Rate Changes

62.            The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests

63.            The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

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j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Impaired Classes; Fairness of Plan with Respect to Deemed Rejecting Class

64.            The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Nevertheless, because the Plan has not been accepted by Class 5 at certain of the Debtors and by the Deemed Rejecting Class, the Debtors seek Confirmation under section 1129(b), solely with respect to Class 5 at certain of the Debtors and the Deemed Rejecting Class, rather than section 1129(a)(8), of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to every holder in Class 5 and the Deemed Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Class 5 and the Deemed Rejecting Class and, thus, satisfies section 1129(b) of the Bankruptcy Code as described further below.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

65.            The treatment of Administrative Claims, Accrued Professional Compensation Claims, DIP ABL Facility Claims, DIP Term Facility Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class

66.            As set forth in the Voting Report, Holders of Claims in Class 4 voted to accept the Plan. As such, with respect to each Debtor’s Plan, there is at least one class of Claims that is Impaired under the Plan and has accepted the Plan, which was determined without including any insiders’ (as defined in the Bankruptcy Code) acceptance of the Plan. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

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m.	Section 1129(a)(11)—Feasibility of the Plan

67.            The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing:  (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation (other than as contemplated by the Plan) or the need for further financial reorganization; (d) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan; and (e) that the Reorganized Debtors will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

n.	Section 1129(a)(12)—Payment of Statutory Fees

68.            Article II.D of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, determined by the Bankruptcy Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by the applicable Debtor (on the Effective Date) or each of the applicable Reorganized Debtors and/or the Plan Administrator for each quarter (including any fraction of a quarter) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits

69.            Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Section IV.R of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) on and after the Effective Date in accordance with applicable law; provided that no (x) compensation, post-employment, separation or retirement arrangement with any former Insider (as of the initial effective date of the Restructuring Support Agreement) or (y) non-qualified deferred compensation plan or supplemental retirement plan, solely to the extent any such plan would benefit any former Insider (as of the initial effective date of the Restructuring Support Agreement), will be assumed on the Effective Date, in each case without the prior consent of the Required Consenting Stakeholders. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

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p.	Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations

70.            The Debtors do not owe any domestic support obligations, are not individuals, and are nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

q.	Section 1129(b)—Confirmation of Plan Despite Nonacceptance of Impaired Classes

71.            Notwithstanding the fact that Class 5 at certain of the Debtors and the Deemed Rejecting Class have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) Class 4 and/or Class 5 voted to accept the Plan at every Debtor and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Interests in the Deemed Rejecting Class and the Claims in Class 5. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of Class 5 at all Debtors and the Deemed Rejecting Class.

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r.	Section 1129(c)—Only One Plan

72.            The Plan is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

s.	Section 1129(d)—Principal Purpose of the Plan is Not Avoidance of Taxes or Section 5 of the Securities Act

73.            No Governmental Unit (as defined in section 101(27) of the Bankruptcy Code) has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

t.	Section 1129(e)—Not Small Business Cases

74.            The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

u.	Satisfaction of Confirmation Requirements

75.            Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.	Good Faith

76.            The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan is the product of extensive collaboration among the Debtors and key stakeholders and accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

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w.	Disclosure: Agreements and Other Documents

77.            The Debtors have disclosed all material facts, to the extent applicable, regarding the following: (a) the adoption of the New Corporate Governance Documents or similar constituent documents; (b) the identity, terms, and compensation of the Plan Administrator; (c) the manner and method of distributions under the Plan; (d) the issuance of New Common Stock; (e) the adoption, execution, and implementation of the other matters provided for under the Plan, included those involved corporate action to be taken by or required of the Debtors or Reorganized Debtors, as applicable; (f) all compensation plans, including the Management Incentive Plan; (g) the Exit Facilities; (h) securities registration exemptions; (i) the exemption under section 1146 of the Bankruptcy Code; (k) the retained Causes of Action; and (l) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

x.	Conditions to Effective Date

78.            The Plan shall not become effective unless and until the conditions set forth in Article IX.D of the Plan have been satisfied or waived pursuant to Article IX.D of the Plan.

y.	Implementation

79.            All documents and agreements necessary or desirable to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary or desirable documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and will, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document or agreement is in the best interests of the Debtors, the estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

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z.	Vesting of Assets

80.            Except as otherwise provided in this Confirmation Order, the Plan, or any other agreement, instrument, or other document incorporated therein or in the Plan Supplement, on the Effective Date, all assets of the Debtors shall vest in the Reorganized Debtors and the GUC Trust as set forth in the Plan for the purpose of liquidating the Estates and Consummating the Plan. Such assets shall be held free and clear of all liens, claims, and interests of holders of Claims and Interests, except as otherwise provided in the Plan. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee or the GUC Trustee, as applicable. The Reorganized Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

aa.	Treatment of Executory Contracts and Unexpired Leases

81.            Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Confirmation Date, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims and Interests, and other parties in interest in the Chapter 11 Cases.

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bb.	Objections

82.            All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Court.

83.            All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order.

II.            ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

84.            This Confirmation Order confirms the Plan in its entirety, except as modified herein.

85.            This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

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86.            All holders of Claims that voted to accept the Plan are conclusively presumed to have accepted the Plan as modified.

87.            The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including, but not limited to, the following: (a) the Debtors; (b) the Creditors’ Committee; (c) the Consenting Stakeholders (c); and (d) all holders of Claims and Interests.

88.            The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections

89.            To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits in all respects.

B.	Plan Modifications

90.            In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

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C.	Findings of Fact and Conclusions of Law

91.            The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

D.	Post-Confirmation Modification of the Plan

92.            Subject to the limitations and terms contained in Article X.A and B of the Plan, the Debtors are hereby authorized to amend or modify the Plan or the Plan Supplement at any time prior to the substantial consummation of the Plan without further order of this Court, subject to the consent rights in the Plan.

E.	Plan Classification Controlling

93.            The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder and the classifications set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

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F.	General Settlement of Claims and Interests

94.            Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan, including the Global Settlement described in Section IV.C of the Plan. All distributions made to holders of Allowed Claims and Interests in any Class are intended to be and shall be final. Members of the Creditors’ Committee are deemed to accept the Plan with respect to any Claims they hold and any ballots submitted by such member shall be deemed modified accordingly.

G.	Restructuring Transactions

95.            On or after the Confirmation Date, the Reorganized Debtors are authorized to take any actions as may be necessary, appropriate, or desirable to effect the transactions described herein, including, without limitation: (a) the execution and delivery of any agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required or desirable to effectuate the Restructuring Transactions; (e) all transactions necessary or desirable to provide for the purchase of some or all of the assets of, or Interests in, any of the Debtors by one or more Entities to be wholly owned by the Reorganized Debtors, which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (f) all other actions that the applicable Entities determine to be necessary, appropriate, or desirable, including making filings or recordings that may be required by applicable law.

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H.	Corporate Action

96.            On and after the Confirmation Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects. Upon the Effective Date, all matters provided for in the Plan and any corporate action required by the Debtors, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by Article IV.I of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

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I.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

97.            Except as otherwise provided in the Plan, the Plan Supplement, or this Confirmation Order, each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law, and on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests.

98.            On and after the Effective Date, each Reorganized Debtor may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

99.            The Debtors shall continue in existence after the Effective Date as the Reorganized Debtors for purposes of (1) winding down the Estates as expeditiously as reasonably possible and liquidating any assets held by the Reorganized Debtors after the Effective Date and after consummation of the Sale Transaction, (2) performing their obligations under any transition services agreement entered into on or after the Effective Date by and between the Reorganized Debtors and the Purchaser, (3) resolving any Disputed Claims (other than General Unsecured Claims), (4) paying Allowed Claims (other than General Unsecured Claims), (5) enforcing and prosecuting claims, interests, rights, and privileges under any Causes of Action not previously settled, released, discharged, enjoined, or exculpated under the Plan in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith, (6) filing appropriate tax returns, and (7) administering the Plan in an efficacious manner. The Reorganized Debtors (or the GUC Trust, as applicable) shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (1) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (2) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator (or the GUC Trust, as applicable) to file motions or substitutions of parties or counsel in each such matter.

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100.            On the Effective Date, all assets of the Debtors shall vest in the Reorganized Debtors and the GUC Trust as set forth in the Plan for the purpose of liquidating the Estates and Consummating the Plan. Such assets shall be held free and clear of all liens, claims, and interests of holders of Claims and Interests, except as otherwise provided in the Plan. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee or the GUC Trustee, as applicable. The Reorganized Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

J.	Plan Administrator

101.            The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under this Plan, and as otherwise provided in the Confirmation Order.

102.            The Plan Administrator shall act for the Reorganized Debtors in the same fiduciary capacity as applicable to a board of managers and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same). On the Effective Date, the authority, power, and incumbency of the persons acting as managers and officers of the Reorganized Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator or a representative of the Plan Administrator shall be appointed as the sole manager and sole officer of the Reorganized Debtors and shall succeed to the powers of the Reorganized Debtors’ managers and officers. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Reorganized Debtors. The foregoing shall not limit the authority of the Reorganized Debtors or the Plan Administrator, as applicable, to continue the employment any former manager or officer, including pursuant to any transition services agreement entered into on or after the Effective Date by and between the Reorganized Debtors and the Purchaser. The Plan Administrator shall hold monthly conference calls with certain Initial Consenting Stakeholders (as defined in the Restructuring Support Agreement) until all Cash of the Reorganized Debtors has been distributed in accordance with the Plan.

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103.            The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to make distributions thereunder and wind down the businesses and affairs of the Debtors and the Post-Effective Date Debtors, as applicable, including: (1) liquidating, receiving, holding, investing, supervising, and protecting the Cash and assets of the Reorganized Debtors; (2) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (3) making distributions as contemplated under the Plan; (4) establishing and maintaining bank accounts in the name of the Reorganized Debtors; (5) subject to the terms set forth in the Plan, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (6) paying all reasonable fees, expenses, debts, charges, and liabilities of the Reorganized Debtors; (7) administering and paying taxes of the Reorganized Debtors, including filing tax returns; (8) representing the interests of the Reorganized Debtors before any taxing authority in all matters, including any action, suit, proceeding or audit; and (9) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as it reasonably deems to be necessary and proper to carry out the provisions of the Plan.

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104.            The Plan Administrator will not be bonded, but may obtain, at the expense of the Reorganized Debtors, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Reorganized Debtors.

K.	Wind Down and Dissolution

105.            On and after the Effective Date, the Plan Administrator will be authorized to implement the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve the Debtors’ Estates; provided, however, that the Plan Administrator shall consult with and provide not less than 90 days’ notice to the GUC Trustee prior to closing these Chapter 11 Cases.

106.            As soon as practicable after the Effective Date, the Plan Administrator shall take such actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Except to the extent necessary to complete the liquidation and wind-down of any remaining assets or operations, from and after the Effective Date the Debtors (1) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (2) shall be deemed to have cancelled pursuant to this Plan all Interests, and (3) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date.

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107.            Upon completion by the Plan Administrator of all distributions under the Plan and completion of all its duties under the Plan and entry of a final decree (upon proper notice and after a hearing, if necessary) closing the last of the Chapter 11 Cases, the Reorganized Debtors shall be deemed to be dissolved without any further action by the Reorganized Debtors, including the filing of any documents with the secretary of state for the state in which the Reorganized Debtors are formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Reorganized Debtors in and withdraw the Reorganized Debtors from applicable states.

L.	Plan Implementation Authorization

108.            The Debtors, Reorganized Debtors, and Plan Administrator, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, as the same may be modified, amended, and supplemented, and to take any action necessary, appropriate, or desirable to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms and the terms hereof, or take any or all corporate actions authorized to be taken pursuant to the Plan or this Confirmation Order, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing or recording offices and filed or recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Reorganized Debtors’ boards of directors will be required to authorize the Debtors or the Reorganized Debtors or their officers, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof. The Reorganized Debtors may also, consistent with the Plan, take any additional steps on and after the Effective Date to consolidate and streamline their organization, including, among other things, the merger, liquidation, or consolidation of one or more of the Debtors or Reorganized Debtors.

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M.	Formation of GUC Trust

109.            The GUC Trustee shall be Meta Advisors LLC. The GUC Trust Agreement, substantially in the form attached to the Fourth Amended Plan Supplement, is approved.

110.            On the Effective Date, the Debtors shall be authorized to take all actions necessary to establish the GUC Trust in accordance with the Plan. Additionally, on the Effective Date, the Debtors shall transfer and shall be deemed to transfer to the GUC Trust, all of their rights, titles, and interest in and to all of the GUC Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, the GUC Trust Assets shall automatically vest in the GUC Trust free and clear of all Claims and Liens, and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. The GUC Trustee shall be the exclusive administrator of the GUC Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the GUC Trustee’s duties. After the Effective Date, the Debtors and Reorganized Debtors shall have no interest in the GUC Trust Assets except as set forth herein.

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N.	Cancellation of Instruments, Certificates, and Other Documents

111.            Except as otherwise provided in the Restructuring Support Agreement, the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, and, with respect to the DIP ABL Facility Claims, only once they have been Paid in Full (as defined in Article II.B of the Plan), on the Effective Date, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the ABL Credit Agreement, the Term Loan Credit Agreement, and any other credit agreements and indentures, shall be terminated and canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and of no force or effect. Holders of or parties to such instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or this Confirmation Order. On the Effective Date, all Interests in Ascena shall be cancelled, including, without limitation, any share certifications representing any Interests in Ascena

112.            On the Effective Date, one share of Reorganized Debtors common stock (the “Single Share”) shall be issued to the Plan Administrator to hold in trust as custodian for the benefit of the Term Loan Lenders and the Single Share shall be recorded on the books and records maintained by the Plan Administrator. Unless otherwise determined by the Plan Administrator, on the date that the Chapter 11 Cases are closed in accordance with the Plan and this Order, the Single Share issued on the Effective Date pursuant to the Plan shall be deemed cancelled and of no further force and effect, provided that such cancellation does not adversely impact the Debtors’ estates.

113.            Notwithstanding the foregoing, any provision in any document, instrument, lease or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors of their interests, as a result of the cancellations, terminations, satisfaction, release, or discharge provided for in section VIII of the Plan shall be deemed null and void and shall be of no force and effect, but only in connection with such cancellations, terminations, satisfaction, release or discharge.

O.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan

114.            This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

P.	Avoidance Action Waiver

115.            On the Effective Date, the Debtors shall be deemed to provide the Avoidance Action Waiver to any current or former (a) vendor, supplier, merchant, manufacturer, service provider, factor and/or assignee of such party, (b) landlord and/or (c) non-insider employee that does not opt out of the releases contained in the Plan or that did not cast a vote with respect to and did not file an objection to the Plan.

Q.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan

116.            The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:

a.	Debtor Release

117.            Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the ABL Credit Agreement, the ABL Credit Facility, the Term Loan Credit Agreement, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Backstop Commitment Letter, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the Exit Facilities, the DIP ABL Facility, the DIP Term Loan Facility, the DIP Financing Order, the Cash Collateral Order or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, Disclosure Statement, the New Corporate Governance Documents, the Exit Facilities, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence (in each case, related to any of the foregoing) taking place on or before the Effective Date.

b.	Releases of Liens

118.            Except as otherwise specifically provided in the Plan, the Exit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtor or the Reorganized Debtors. The ABL Agent and the Term Loan Agent, at the Debtors’, or the Reorganized Debtors’ sole expense, shall execute and deliver all documents reasonably requested by the Reorganized Debtors or the agent(s) under the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

c.	Release by Holders of Claims or Interests.

119.            Effective as of the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, each Releasing Party (other than the Debtors and the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and each other Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the ABL Credit Agreement, the Term Loan Credit Agreement, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Backstop Commitment Letter, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the Exit Facilities, the DIP Financing Order, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facilities, the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence (in each case, related to any of the foregoing) taking place on or before the Effective Date.

d.	Exculpation

120.            Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action or any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Exit Facilities, the Backstop Commitment Letter, the DIP Financing Order, Cash Collateral Order, or any Restructuring Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

e.	Injunction

121.            Except with respect to the obligations arising under the Plan or the Confirmation Order, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities that held, hold, or may hold claims or interests or Causes of Action that have been released, discharged, or exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Reorganized Debtors, the GUC Trust, the GUC Trust Assets, or the GUC Trustee, or the other Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (iv) except as allowed by Article VI.G of the Plan, asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action released or settled or subject to exculpation pursuant to the Plan.

R.	Assumption and Cure of Executory Contracts and Unexpired Leases

122.            The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be and hereby are approved in their entirety.

123.            For the avoidance of doubt, on the earlier of 90 days after the Effective Date or the date that the Debtors notice such rejection in accordance with the Rejection Procedures Order, except as otherwise provided herein, each Executory Contract or Unexpired Lease, not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) is the subject of a motion or notice to assume (or assume and assign) such Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (3) is a contract, release, or other agreement or document entered into in connection with the Plan or specifically assumed pursuant to the Plan, including contracts and other agreements related to Employee Benefits Programs; (4) is a D&O Liability Insurance Policy; (5) is the Asset Purchase Agreement; or (6) is an Executory Contract or Unexpired Lease assumed and assigned pursuant to the Asset Purchase Agreement.

124.            Entry of this Confirmation Order by the Bankruptcy Court shall, subject to and upon the occurrence of the Effective Date, constitute approval of such assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or this Confirmation Order. Any motions or notices to assume (or assume and assign) Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by Final Order. Each Executory Contract or Unexpired Lease assumed (or assumed and assigned) pursuant to the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption (or assumption and assignment) under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors, the Reorganized Debtors, and the Plan Administrator, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases identified in this Article V of the Plan and in the Plan Supplement (with the consent of the Purchaser if such assumed (or assumed and assigned) Executory Contract or Unexpired Lease forms the basis of the acquired assets under the Sale Transaction) to add or remove any Executory Contract or Unexpired Lease to the Schedule of Assumed Executory Contracts and Unexpired Lease at any time prior to the Effective Date. The Debtors or the Plan Administrator, as applicable, shall provide notice of any amendments to the Schedule of Assumed Executory Contracts and Unexpired Leases to the parties to the Executory Contracts or Unexpired Leases affected thereby.

125.            The Cure Obligations, if any, shall be paid in accordance with Article V.D of the Plan. Each assumed Executory Contract or Unexpired Lease shall include any and all modifications, amendments, supplements, restatements, and other agreements made directly or indirectly by an agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other document is listed thereon.

126.            Unless otherwise provided in this Confirmation Order or the Plan, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.D of the Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume or assume and assign such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon the cure of all defaults under such Executory Contract or Unexpired Lease to the extent required under the Bankruptcy Code.

127.            Any Cure Obligations under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of monetary Cure Obligations, as reflected on the Cure Notice or as otherwise agreed or determined by a Final Order of the Bankruptcy Court, in Cash on the Effective Date or as soon as reasonably practicable thereafter, and payment or performance of all other Cure Obligations on or after the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of an unresolved dispute pending on the Effective Date regarding (1) the amount of any cure obligation under section 365 of the Bankruptcy Code, including any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (with the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, or (3) any other matter pertaining to assumption, assignment, or payment or performance of any obligations required by section 365(b)(1) of the Bankruptcy Code, in each case irrespective of whether the Debtors are seeking to assume (or assume and assign) such Executory Contract or Unexpired Lease pursuant to the Plan or a separate motion or notice to assume (or assume and assign) pending as of the Effective Date, such dispute shall be resolved by a Final Order(s) of the Bankruptcy Court.

128.            The Debtors or Reorganized Debtors, as applicable, reserve the right to reject any Executory Contract or Unexpired Lease upon the resolution of any disputes described in the foregoing paragraph by adding such Executory Contract or Unexpired Lease to the Rejected Executory Contracts and Unexpired Leases Schedule, and all parties’ rights to object to any such rejection are reserved, and to the extent any party raises an objection, such objection shall only be resolved by a further order of the Court. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Rejected Executory Contracts and Unexpired Leases Schedule, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

129.            Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Notice will be deemed to have assented to such assumption or assumption and assignment, and Cure amount.

S.	Rejection of Executory Contracts and Unexpired Leases.

130.            The Filing of the Schedule of Rejected Executory Contracts and Unexpired Leases as part of the Plan Supplement constituted sufficient notice of the rejection of the Executory Contracts and Unexpired Leases listed thereon. Notwithstanding anything to the contrary in the Plan, the effective date of rejection (the “Rejection Date”) for each lease of non-residential real property listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be the later of (i) the Effective Date, (ii) the date the Debtors relinquish control of the premises by notifying the affected landlord in writing of the Debtors’ surrender of the premises and (A) turning over keys, key codes, and security codes, if any, to the affected landlord or (B) notifying the affected landlord in writing that the keys, key codes, and security codes, if any, are not available, but the landlord may rekey the leased premises, and (iii) the date mutually agreed to by the Debtors and the landlord in writing. Notwithstanding the foregoing, the Rejection Date of an Executory Contract or Unexpired Lease listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall only be after the Effective Date if the counterparty to such Rejected Executory Contract or Unexpired Leases has consented in writing to a Rejection Date after the Effective Date, unless otherwise ordered by the Court. This Court shall retain jurisdiction over matters arising out of or related to the rejection, abandonment, surrender, and/or return of the premises covered by those Unexpired Leases that are not to be deemed assumed under the Plan, but which have not yet been rejected as of the Effective Date, including, but not limited to, matters related to (i) the abandonment of personalty, (ii) claims arising out of the Reorganized Debtors’ continued use and possession of the leased premises after the Effective Date, (iii) claims arising out of turnover, return, and/or surrender of leased premises covered by Unexpired Leases, and (iv) and matters of eviction.

131.            Pursuant to 11 U.S.C. § 554(a), the Debtors are authorized to abandon any remaining personal property located in any associated vendor warehouses or non-residential leased premises effective as of the entry of this order (the “Abandoned Property”). Counterparties may, in their sole discretion and without further delay, notice to any party, or order of this Court, utilize and/or dispose of such Abandoned Property without notice or liability to the Debtors or any third parties and, to the extent applicable, the automatic stay is modified to allow such disposition. Counterparties shall have the right to assert Claims for any costs of disposing of such Abandoned Property in accordance with the Plan, and the Debtors, the Creditors’ Committee, and other parties in interest shall have the right to object to any such Claims.

132.            Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within 30 days after the date of entry of an order (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, the GUC Trust, or property of the foregoing parties, without the need for any objection by the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity. Any such late-filed Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. To the extent an Entity holds both a late-filed Claim arising out of the rejection of the Executory Contract or Unexpired Lease and a liquidated, non-contingent Claim listed in the Schedules or another Proof of Claim, only such late-filed Claim shall be deemed fully satisfied, released, and discharged pursuant to this paragraph. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

T.	Provisions Governing Distributions

133.            The distribution provisions of Article VI of the Plan shall be and hereby are approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Debtors, the Reorganized Debtors, the Plan Administrator, or GUC Trustee as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

U.	Release of Liens

134.            Except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtor or the Reorganized Debtors. The ABL Agent and the Term Loan Agent, at the Debtors’ or the Reorganized Debtors’ sole expense, shall execute and deliver all documents reasonably requested by the Reorganized Debtors to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

V.	Post-Confirmation Notices and Bar Dates

135.            In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and the occurrence of the Effective Date (the “Notice of Confirmation”) substantially in the form attached hereto as Exhibit B, which form is hereby approved in its entirety, to be served by United States mail, first-class postage prepaid, by hand, by overnight courier service, or by electronic service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, unless such Entity has informed the Debtors in writing of or the Debtors are otherwise aware of such Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements.

136.            To supplement the notice procedures described in the preceding paragraph, the Reorganized Debtors are authorized, but not directed, to cause the Notice of Confirmation, modified for publication, to be published in a publication of national circulation. Mailing and publication of the Notice of Confirmation in this time and manner set forth in this and the preceding paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

137.            The Notice of Confirmation will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

138.            All final requests for Professional Fee Claims shall be filed no later than 45 days after the Effective Date. Allowed Professional Fee Claims will be paid in cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims will not be limited nor deemed to be limited in any way to the balance of funds held in Professional Fee Escrow. If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency will be promptly funded to the Professional Fee Escrow from the Debtors’ estates and the Reorganized Debtors without any further action or order of the Bankruptcy Court.

139.            Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors no later than the Initial Administrative Claim Bar Date or Administrative Claims Bar Date, as applicable. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not file and serve such a request by the Initial Administrative Claim Bar Date or Final Administrative Claims Bar Date, as applicable, shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Court.

140.            Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, counterparties to Assumed Executory Contracts or Unexpired Leases who (a) have filed an objection to the Debtors’ proposed Cure Claim pursuant to the Disclosure Statement Order or (b) agree with the Cure Obligation listed by the Debtors in the Schedule of Assumed Executory Contracts and Unexpired Leases (as amended, supplemented, or modified from time to time), shall not be required to assert an Administrative Expense Claim for such asserted Cure Obligations.

W.	Notice of Subsequent Pleadings

141.            Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) the U.S. Trustee; (c) the Consenting Stakeholders; (d) the GUC Trustee and counsel; (e) any party known to be directly affected by the relief sought by such pleadings; and (f) any party that specifically requests additional notice in writing to the Debtors or Reorganized Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Notice and Claims Agent shall not be required to file updated service lists.

X.	Securities Law Exemptions.

142.            Notwithstanding anything to the contrary in this Confirmation Order or the Plan, to the maximum extent provided by section 1145 of the Bankruptcy Code, applicable provisions of the Securities Act and other applicable non-bankruptcy law, the offering, issuance, and distribution of the New Common Stock under the Plan are exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state or federal law requiring registration and/or prospectus delivery or qualification prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, to the extent applicable, the New Common Stock will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and otherwise to the extent permitted under section 1145 of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Reorganized Debtors’ New Corporate Governance Documents.

Y.	Section 1146 Exemption

143.            To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Z.	Preservation of Causes of Action

144.            Except as otherwise provided in the Plan or this Confirmation Order or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall have vested in them as of the Effective Date, and the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions described in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including as set forth in Article VIII thereof.

AA.	Reports

145.            After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Court, including obligations to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases. Notwithstanding anything to the contrary herein, the Debtors shall continue complying with monthly reporting requirements through the Effective Date as required under the Local Bankruptcy Rules. After the Effective Date, the Reorganized Debtors and/or the Plan Administrator shall file quarterly reports, consistent with Local Bankruptcy Rule 2015-(a)-1. Such quarterly reports, as filed by the Reorganized Debtors and/or Plan Administrator, shall include summary estimates of the amount and number of administrative and priority claims reconciled and paid as of the date of such report and the amount and number of administrative claims to be reconciled as of the date of such report but shall continue to work with the UST on the form and information included in the reports. The GUC Trustee also shall quarterly file reports detailing receipts and distributions from the GUC Trust for informational purposes only, in a form similar to the information provided by the Reorganized Debtors.

146.            The quarterly reports filed by the Plan Administrator and GUC Trustee, respectively, shall include a summary of the Plan Administrator and GUC Trustee compensation for the applicable quarter.

147.            For the avoidance of doubt, the GUC Trust shall not be responsible for paying post-Effective Date U.S. Trustee Fees. The Reorganized Debtors shall no longer have the obligation to file quarterly reports with respect to a Debtor once such Debtor’s case is converted or dismissed or a final decree has been entered by the Court. The GUC Trust shall no longer have the obligation to file quarterly reports once each of the Chapter 11 Cases is converted or dismissed or a final decree has been entered by the Court.

BB.	Effectiveness of All Actions

148.            Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors, the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

CC.	Binding Effect

149.            On the date of and after entry of this Confirmation Order, but subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (irrespective of whether the Holders of such Claims or Interests accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunction described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

150.         Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors, and each of their respective successors and assigns.

151.         The Plan, all documents and agreements executed by the Debtors in connection therewith, this Confirmation Order, and all prior orders of the Court in the Chapter 11 Cases shall be binding against and binding upon and shall not be subject to rejection or avoidance by any Chapter 7 or Chapter 11 trustee appointed in any of the Chapter 11 Cases.

DD.	Directors, Officers and Managers

152.        As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the Plan Administrator shall be appointed as set forth in the Plan.

EE.	Certain Employee, Manager, Director, and Officer Matters

153.         On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall adopt, assume, continue, and/or honor in the ordinary course of business all obligations related to all Employee Benefits Programs (as agreed to be modified between the Debtors and the Required Consenting Stakeholders prior to the initial effectiveness of the Restructuring Support Agreement, as applicable) and assume all employment agreements or letters, indemnification agreements, or other agreements entered into with current and former employees (as agreed to be modified between the Debtors and the Required Consenting Stakeholders prior to the initial effectiveness of the Restructuring Support Agreement, as applicable) unless such employees agree to enter into new agreements on terms and conditions acceptable to the Reorganized Debtors, the Required Consenting Stakeholders and such employee. Notwithstanding the foregoing, no (x) compensation, post-employment, separation or retirement arrangement with any former Insider (as of the initial effective date of the Restructuring Support Agreement) or (y) non-qualified deferred compensation plan or supplemental retirement plan, solely to the extent any such plan would benefit any former Insider (as of the initial effective date of the Restructuring Support Agreement), will be assumed on the Effective Date. Except as provided in the preceding sentence, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

FF.	Claims Reconciliation Process.

154.        The procedures and responsibilities for, and costs of, reconciling the Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Bankruptcy Court. On and after the Effective Date, other than as set forth in the Plan, the Reorganized Debtors shall have no responsibilities and shall not be liable for any costs with respect to reconciling General Unsecured Claims, which shall be the sole responsibility and expense of the GUC Trust.

GG.	Professional Compensation and Reimbursement Claims and Professional Fee Escrow Account

155.         Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors. The Debtors and Reorganized Debtors (as applicable) shall pay, within ten business days after submission of a detailed invoice to the Debtors or Reorganized Debtors (as applicable), such reasonable claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors and Reorganized Debtors (as applicable). If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. In addition, the Debtors and Reorganized Debtors (as applicable) are authorized to pay and/or reimburse professional fees, including those incurred by the Consenting Stakeholders, the ABL Lenders, the ABL Agent, the DIP Term Agent, the DIP ABL Agent, and/or the Term Loan Agent as and to the extent contemplated by and in accordance with the Plan, the Restructuring Support Agreement or the Final DIP Order, without reference to previous financing orders entered in these Chapter 11 Cases.

HH.	Nonseverability of Plan Provisions upon Confirmation

156.         Notwithstanding the possible applicability of Bankruptcy Rules 3020(e), 6004(g), 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order will be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Bankruptcy Court is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) nonseverable and mutually dependent.

II.	Waiver or Estoppel

157.         Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court before the Confirmation Date.

JJ.	Authorization to Consummate

158.         The Debtors are authorized to consummate the Plan, including the Restructuring Transactions contemplated thereby, at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article XI of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to Holders of any Allowed Claims or Interests (as applicable).

KK.	Injunctions and Automatic Stay

159.         Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order (including the Injunction) shall remain in full force and effect in accordance with their terms.

LL.	Specific Provisions Relating to the Participation Agreement

160.         Notwithstanding anything to the contrary in this Confirmation Order or the Plan, on the Effective Date, all obligations, claims, rights, title, proceeds, and interests of the Issuer and each of the other Policyholders (as defined in that certain Participation Agreement dated as of December 23, 2020, the “Participation Agreement,” between Ascena Retail Group, Inc. on behalf of itself and all of the other Policyholders, the “Issuer,” and Premium Apparel LLC, the “Participant” pursuant to the Sale Transaction), under the Policies (as defined in the Participation Agreement), shall be retained by Reorganized Ascena, together with all rights, titles, and interests of the Debtors to assert Policy Claims or Proceeds (as defined in the Participation Agreement), held in trust for the benefit of Participant.

161.         Notwithstanding anything to the contrary in this Confirmation Order or the Plan, on the Effective Date, the Participation Agreement shall be assumed and assigned to the Reorganized Ascena pursuant to Section 365 of the Bankruptcy Code. All rights and obligations of the Issuer and the Policyholders under the Participation Agreement, including, for the avoidance of doubt, but not limited to, the obligations of the Issuer under sections 3(a) and 5(m) of the Participation Agreement, shall be, as of the Effective Date, retained by Reorganized Ascena, which shall be the successor of the Issuer and the Policyholders for all purposes under the Participation Agreement. The Participant’s undivided one hundred percent (100%) interest in the Issuer’s and each of the Policyholders’ interests in the Proceeds (as defined in the Participation Agreement) shall be legal, valid, and effective and shall vest in the Participant all such rights, title, and interests of the Issuer and each of the Policyholders. For the avoidance of doubt, notwithstanding anything to the contrary, in the event that the Debtors or Reorganized Ascena receive any Proceeds (as defined in the Participation Agreement), the Debtors or Reorganized Ascena, as applicable, shall promptly turn over such Proceeds to the bank account of Participant specified by Participant to Issuer by notice in writing as required under section 3(a) of the Participation Agreement.

MM.	Specific Provisions Relating to Governmental Units

162.         Nothing in the Plan discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Governmental Unit on the part of any Entity as the owner or operator of property after the Effective Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors. Nor shall anything in the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence. Nothing in the Plan shall divest any tribunal of any jurisdiction it may have to adjudicate any defense based on this paragraph.

163.         Internal Revenue Service: Notwithstanding any provision of the Plan or this Confirmation Order, there shall be no requirement that the Internal Revenue Service (“IRS”) file any request for payment of Administrative Expenses arising under section 503(b)(1)(B) or (C) of the Bankruptcy Code, nor any deadline for the filing of such requests.  The failure to pay such Administrative Expenses shall not result in a discharge, injunction, exculpation, release or in any other manner defeat the United States’ right or ability to collect such liability pursuant to the requirements of Title 26.  The Plan and this Confirmation Order shall not enjoin the IRS from: (i) assessing a liability against a responsible person under I.R.C  § 6672; (ii) determining any person working for Debtor as a responsible person under I.R.C. § 6672; (iii) collecting a liability against a responsible person under I.R.C. § 6672; (iv) exercising any right of setoff; and (v) filing any claim after the Effective Date without the prior written authorization of the Bankruptcy Court, Reorganized Debtors, or the GUC Trust, as applicable.  The IRS shall not be required to estimate its tax claims unless and until the Debtors or Plan Administrator have filed the applicable tax returns relevant and necessary to such estimation. Notwithstanding Article VII(G) of the Plan, the Debtors consent to the IRS amending a timely filed proof of claim after the applicable bar date established by the Bankruptcy Court without further order of the Court, and the Debtors’ rights and defenses with respect to any such proof of claim or amendment are reserved.

164.         Louisiana Department of Revenue: Notwithstanding any provision of the Plan or this Confirmation Order, there shall be no requirement that the Louisiana Department of Revenue (“LDR”) file any request for payment of Administrative Expenses, nor any deadline for the filing of such requests; provided that the LDR shall be required to file proofs of claim for such Administrative Expenses by the applicable bar date(s) established by this Court  The failure to pay such liabilities shall not result in a discharge, injunction, exculpation, release or in any other manner defeat the LDR’s right or ability to collect such liability pursuant to the requirements of Title 47 of the Louisiana Revised Statutes.  The Plan and this Confirmation Order shall not enjoin the LDR from (i) assessing a liability against a responsible person under La. Rev. Stat. Ann. § 47:1561.1, (ii) determining any person working for Debtor as a responsible person under La. Rev. Stat. Ann. § 47:1561.1, (iii) collecting a liability against a responsible person under La. Rev. Stat. Ann. § 47:1561.1, (iv) exercising any right of setoff, and (v) filing any claim after the Effective Date without the prior written authorization of the Bankruptcy Court, Reorganized Debtors, or the GUC Trust, as applicable.  The LDR shall not be required to estimate its tax claims unless and until the Debtors or Plan Administrator have filed the applicable tax returns relevant and necessary to such estimation.  The LDR shall be paid applicable statutory interest and penalties on any Administrative Expense Claim for post-petition taxes that it may ultimately have.  For the avoidance of doubt, Article VI.H. of the Plan shall not apply to the LDR.

165.        Texas Comptroller: Notwithstanding anything to the contrary in the Plan or the Confirmation Order, all rights of the Texas Comptroller of Public Accounts (the “Texas Comptroller”) related to any tax claims filed by the Texas Comptroller (including unfiled claims against any non-Debtor third parties) are reserved and all parties reserve all rights related thereto. The Texas Comptroller shall not be a Releasing Party.  The Texas Comptroller shall not be required to file any motion or request for payment in order to be paid any Administrative Claims. Allowed Administrative Claims for postpetition taxes incurred by the Debtors after the Petition Date (in accordance with section 503(b)(1)(B)-(D) of the Bankruptcy Code), shall be paid accordance with section 1129(a)(9)(A) of the Bankruptcy Code or, if not due on the Effective Date, in accordance with applicable law, including pursuant to section 505 of the Bankruptcy Code. Nothing shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553. The Texas Comptroller’s Priority Tax Claims will be paid, upon allowance, in equal monthly installments in accordance with section 1129(a)(9)(C) over a period ending not later than sixty (60) months after the Petition Date.  Interest payable with respect to any Allowed postpetition Administrative Expense, Priority Tax or Secured tax claim of the Texas Comptroller shall be paid at the statutory rate of 4.25% per annum. The Texas Comptroller may amend its tax Claims in accordance with applicable law to reflect the results of the actual assessment of tax liabilities without the consent of the Bankruptcy Court, the Reorganized Debtors or the GUC Trust.

NN.	Specific Provisions Relating to the Automatic Stay and Injunction

166.         Paulette Lane-Miles: Notwithstanding any other provision of the Plan or this Confirmation Order, the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court as to Paulette Lane-Miles (the “Plaintiff”) such that the Plaintiff is authorized to (a) adjudicate, liquidate, and obtain a judgment as to the Plaintiff’s alleged injury in the applicable Maryland state court, including in Paulette S. Lane-Miles v. Tween Brands, Inc. d/b/a Justice, The Mall in Columbia and The Mall in Columbia, LLC, Case No. C-13-CV-18-000896 in the Circuit Court for Howard County, Maryland, with the any applicable Debtors as a nominal defendants only and (b) execute, levy, and collect upon any such judgment from applicable insurance carriers, if any, and not from the Debtors, their estates, their successors, any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust, or their property, except to the extent set forth herein.  The Plaintiff acknowledges that the Debtors have not made any representations or warranties as to the likelihood or possibility of recovery against insurance coverage, if any, and do not stipulate, agree, represent, or warrant that they are liable for or will fund any amounts in connection with the Plaintiff’s injury.  Such relief is applicable solely to the extent that applicable insurance carriers provide for coverage and/or defense and that any amounts due in connection with defense costs, including attorneys’ fees and expenses, with respect to the Plaintiff’s injury and/or pursuant to a verdict, judgment, or settlement agreement in connection with the claims, including any related claims for equitable relief, in the applicable state court action are paid by applicable insurance carriers, if any, and not by the Debtors, their estates, or their successors, any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust.  The Debtors, their estates, or their successors, the GUC Trust, shall not be required to fund costs associated with (a) any self-insured retention or deductible liability, (b) any obligation to post any security or deposit with any insurance carrier pursuant to the terms of an applicable insurance policy, if any, or (c) any other costs of any kind, including, without limitation, attorneys’ fees and expenses or amounts due for insurance carriers’ claims based on indemnification obligations or applicable insurance policies, if any, against the Debtors, their estates, or their successors, and any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust, in the Plaintiff’s action.

167.         Laura Reyes: Notwithstanding any other provision of the Plan or this Confirmation Order, the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court as to Laura Reyes (the “Plaintiff”) such that the Plaintiff is authorized to (a) file, adjudicate, liquidate, and obtain a judgment as to the Plaintiff’s alleged injury in the applicable state court, with the any applicable Debtors as a nominal defendants only and (b) execute, levy, and collect upon any such judgment from applicable insurance carriers, if any, and not from the Debtors, their estates, their successors, any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust, or their property, except to the extent set forth herein.  The Plaintiff acknowledges that the Debtors have not made any representations or warranties as to the likelihood or possibility of recovery against insurance coverage, if any, and do not stipulate, agree, represent, or warrant that they are liable for or will fund any amounts in connection with the Plaintiff’s injury.  Such relief is applicable solely to the extent that applicable insurance carriers provide for coverage and/or defense and that any amounts due in connection with defense costs, including attorneys’ fees and expenses, with respect to the Plaintiff’s injury and/or pursuant to a verdict, judgment, or settlement agreement in connection with the claims, including any related claims for equitable relief, in the applicable state court action are paid by applicable insurance carriers, if any, and not by the Debtors, their estates, or their successors, any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust.  The Debtors, their estates, or their successors, the GUC Trust, shall not be required to fund costs associated with (a) any self-insured retention or deductible liability, (b) any obligation to post any security or deposit with any insurance carrier pursuant to the terms of an applicable insurance policy, if any, or (c) any other costs of any kind, including, without limitation, attorneys’ fees and expenses or amounts due for insurance carriers’ claims based on indemnification obligations or applicable insurance policies, if any, against the Debtors, their estates, or their successors, and any trust or fund established pursuant to a plan to pay the claims of unsecured creditors including the GUC Trust, in the Plaintiff’s action.

OO.	Specific Provisions Relating to Unexpired Leases of Non-Residential Real Property

168.         Notwithstanding any provisions in the Plan, the Plan Supplement, or the Confirmation Order to the contrary, the Debtors shall not assume or assume and assign any Unexpired Leases of non-residential real property pursuant to the Plan, the Plan Supplement, or the Confirmation Order. Any such assumption or assumption and assignment shall be done in compliance with any separate assumption or assumption and assignment procedures approved by this Court.  Any holder of a Claim related to an Unexpired Lease of non-residential real property (or rejection thereof) that does not opt out of the Third-Party Release shall be deemed a Released Party for all purposes under the Plan. Notwithstanding anything in the Plan or the Confirmation Order, any Proof of Claim related to an Unexpired Lease of non-residential real property (or rejection thereof) shall not automatically be disallowed or expunged without applicable notice to the claimant or opportunity to respond or object in accordance with the Bankruptcy Rules and Order (I) Approving Procedures for Filing Omnibus Objections to Claims, (II) Approving the Form and Manner of the Notice of Omnibus Objections, and (III) Granting Related Relief [Docket No. 1387].

169.         Notwithstanding any provisions in the Plan or Confirmation Order to the contrary, absent applicable counterparty consent, all decisions to assume, assume and assign, or reject any Unexpired Leases of non-residential real property must be made, with notice provided to the applicable counterparty, prior to Confirmation; provided, that the effective date of assumption, assumption and assignment, or rejection may occur after Confirmation; provided, further, that after the date of the Confirmation Date, unless the applicable lessor has, as of the Confirmation Date, consented in writing to the Debtors’ deferral of their decision to assume or reject any applicable Unexpired Lease until a later agreed-upon date, the Debtors may not subsequently assume and assign any Unexpired Lease previously designated as rejected on the Schedules of Assumed and Rejected Contracts or otherwise; provided, further, the Debtors’ rights set forth in paragraph 128 are reserved with respect to an Unexpired Lease noticed for assumption (or assumption and assignment) prior to the Effective Date. With respect to any rejected Unexpired Lease, the Debtors or Reorganized Debtors must timely perform all leasehold obligations through the effective date of any such rejection.

PP.	Specific Provisions Relating to Executory Contracts

170.         Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or the Sale Order, to the extent a dispute with respect to the assumption and assignment of the Software License Agreement between AnnTaylor, Inc. and SAP Industries, Inc. f/k/a SAP Retail, Inc. (the “Software License Agreement”) to the Purchaser remains outstanding as of the Effective Date and the Debtors subsequently determine to reject the Software License Agreement consistent with paragraph 128 of this Confirmation Order, the Software License Agreement shall be deemed immediately rejected effective upon the Debtors filing a notice of rejection with the Court (or an amendment to the Schedule of Rejected Contracts) that includes the Software License Agreement and the Debtors shall cease all use of any and all software licensed pursuant to the Software License Agreement. In the event any dispute pertaining to the Software License Agreement is not resolved within thirty (30) days after the Effective Date, any party in interest may request that the Court schedule a hearing to resolve such dispute.

QQ.	Specific Provisions Relating to Insurance

171.        As a supplement to Article V.F of the Plan, ACE American Insurance Company, Federal Insurance Company, and/or each of their U.S.-based affiliates and successors shall also not need or be required to file or serve any further request, application, Claim, Cure Claim, Proof of Claim, or motion for payment or allowance of any Administrative Claim and shall also not be subject to any deadline governing such Claims, with all parties’ rights under the Insurance Policies and/or applicable non-bankruptcy law preserved.

RR.	Existing Surety Bonds and Indemnity Agreement

172.         Berkley Insurance Company and Berkley Regional Insurance Company (hereinafter referred to collectively as the “Surety”) issued various surety bonds on behalf of certain of the Debtors (collectively, the “Existing Surety Bonds”).  These Existing Surety Bonds are issued pursuant to a certain existing Commercial Surety General Indemnity Agreement by and between the Surety, on the one hand, and the Debtors and their affiliates and certain non-Debtors, as applicable, on the other hand (the “Existing Indemnity Agreement”).

173.        The Surety is deemed to have opted out of the releases, and are not Releasing Parties or Released Parties under the Plan, including under Article VIII of the Plan

174.         Nothing in the Plan, including anything contained in any document or other agreement or exhibit to the Plan, including in the Plan Supplement, or this Confirmation Order, shall be deemed to limit the Surety’s rights or interests in any collateral or the proceeds of such collateral securing obligations under the Existing Surety Bonds and/or the Existing Indemnity Agreement, including under or in connection with any Irrevocable Letters of Credit issued for the benefit of the Surety (the “Surety Collateral”), including, without limitation, the right to draw or use any Surety Collateral to reimburse any claim of the Surety under or in respect of the Existing Surety Bonds and/or the Existing Indemnity Agreement.

175.         Nothing in the Plan, including anything contained in any document or other agreement or exhibit to the Plan, including in the Plan Supplement, or this Confirmation Order, shall be interpreted to alter, diminish or enlarge the rights or obligations of the Surety or any obligee under the Existing Surety Bonds with respect to any obligations relating to such Existing Surety Bonds or against the Surety Collateral, nor shall any provision of the Plan be deemed to enjoin or preclude the Surety from asserting any rights or claims of any obligees under such Existing Surety Bonds against the Surety Collateral. With respect to claims made under the Existing Surety Bonds, whether such claims have been made or are made in the future, the right of the Surety to satisfy those claims against the Surety Collateral, under the common law of suretyship and otherwise, are affirmed, unimpaired and are not being released, discharged, precluded, or enjoined by the Plan, including by or through anything contained in the Plan Supplement, this Confirmation Order, or any agreements with third parties.

SS.	Dissolution of the Creditors’ Committee

176.         On the Effective Date, the Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred by the Committee and its Professionals. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date except for the limited purposes identified above.

TT.	Effect of Non-Occurrence of Conditions to the Effective Date

177.         If the Effective Date of the Plan does not occur, (a) the Plan shall be null and void in all respects other than as set forth herein and (b) nothing contained in the Plan or the Disclosure Statement shall:  (i) constitute a waiver or release of any Claims or Interests by the Debtors, any Holders, or any other Entity; (ii) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

UU.	Effect of Conflict Between Plan, the Disclosure Statement, the Plan Supplement, the Settlement Agreement, and Confirmation Order

178.         In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

179.         Notwithstanding anything to the contrary in the Plan, the Confirmation Order, the Plan Supplement, any order of the Court, or, in each case, any related documents, to the extent of any conflict between (x) the Order (I) Approving the Assumption and Assignment of Certain Non-Real Property Contracts and Real Property Leases, (II) Approving the Sale of Premium and Lane Bryant and Certain Other Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (IV) Establishing Rejection Procedures, and (V) Granting Related Relief [Docket No. 1295] (the “Sale Order”), on the one hand and (y) any of the Plan, the Confirmation Order, the Plan Supplement, any other order of the Court, or, in each case, any relate documents, on the other hand, the Sale Order shall control in all respects as pertains to the Transaction (as defined in the Sale Order) and the Purchaser’s rights and obligations thereunder.

VV.	Retention of Jurisdiction

180.         This Court retains jurisdiction over the Chapter 11 Cases, all matters arising out of or related to the Chapter 11 Cases and the Plan, the matters set forth in Article XI and other applicable provisions of the Plan.

WW.	Waiver of 14-Day Stay

181.         Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay.

XX.	Final Order

182.        This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

183.        This Confirmation Order is effective as of February 25, 2021.

Dated:	Feb 25 2021	/s/ Kevin R Huennekens
Richmond, Virginia		United States Bankruptcy Judge

Entered On Docket: Feb 25 2021

WE ASK FOR THIS:

/s/ Cullen D. Speckhart
Cullen D. Speckhart (VSB 79096)
Olya Antle (VSB 83153)
COOLEY LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004-2400
Telephone:	(202) 842-7800
Facsimile:	(202) 842-7899

- and -

Edward O. Sassower, P.C.
Steven N. Serajeddini, P.C. (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

- and -

John R. Luze (admitted pro hac vice)
300 North LaSalle Street
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

CERTIFICATION OF ENDORSEMENT
UNDER LOCAL BANKRUPTCY RULE 9022-1(C)

Pursuant to Local Bankruptcy Rule 9022-1(C), I hereby certify that the foregoing proposed order has been endorsed by or served upon all necessary parties.

/s/ Cullen D. Speckhart

Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

)
In re:	)	Chapter 11
)
retail group, inc., et al.,[1]	)	Case No. 20-33113 (KRH)
)
Debtors.	)	(Jointly Administered)
)

AMENDED JOINT CHAPTER 11 PLAN (TECHNICAL MODIFICATIONS) OF MAHWAH BERGEN RETAIL GROUP, INC. (F/K/A ASCENA RETAIL GROUP, INC.) AND ITS DEBTOR AFFILIATES

Nothing contained herein shall constitute an offer, acceptance,
COMMITMENT, or legally binding obligation of the Debtors, ANY OF THE
RESTRUCTURING SUPPORT PARTIES, or any other party in interest.

YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN
FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

This Plan is subject to approval by the BANKRUPTCY Court and other customary Conditions. This Plan is not an offer with respect to any securities.

KIRKLAND & ELLIS LLP		COOLEY LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		Cullen D. Speckhart (VSB 79096)
Edward O. Sassower, P.C.		Olya Antle (VSB 83153)
Steven N. Serajeddini, P.C. (admitted pro hac vice)		1299 Pennsylvania Avenue, NW, Suite 700
601 Lexington Avenue		Washington, DC 20004-2400
New York, New York 10022		Telephone:	(202) 842-7800
Telephone:	(212) 446-4800	Facsimile:	(202) 842-7899
Facsimile:	(212) 446-4900

-and-

John R. Luze (admitted pro hac vice)
300 North LaSalle
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

Dated: February 25, 2021

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at http://cases.primeclerk.com/ascena. The location of Debtor Mahwah Bergen Retail Group, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

TABLE OF CONTENTS

Article I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
	A.	Defined Terms	1
	B.	Rules of Interpretation	13
	C.	Computation of Time	13
	D.	Governing Law	14
	E.	Reference to Monetary Figures	14
	F.	Controlling Document	14
	G.	Restructuring Support Agreement Party Consent Rights and Controlling Documents	14

Article II.	ADMINISTRATIVE CLAIMS, DIP ABL FACILITY CLAIMS, DIP TERM FACILITY CLAIMS, PROFESSIONAL COMPENSATION, AND PRIORITY CLAIMS		14
	A.	Administrative Claims	14
	B.	DIP ABL Facility Claims	15
	C.	DIP Term Facility Claims	15
	D.	Professional Compensation	16
	E.	Priority Tax Claims	17

Article III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		17
	A.	Classification of Claims and Interests	17
	B.	Treatment of Claims and Interests	18
	C.	Special Provision Governing Unimpaired Claims	20
	D.	Elimination of Vacant Classes	20
	E.	Voting Classes; Presumed Acceptance by Non-Voting Classes	21
	F.	Intercompany Interests	21
	G.	Subordinated Claims and Interests	21
	H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	21

Article IV.	MEANS FOR IMPLEMENTATION OF THE PLAN		21
	A.	Restructuring Transactions	21
	B.	Administrative Consolidation for Distribution Purposes Only	22
	C.	General Settlement of Claims / Global Settlement with the Creditors’ Committee	22
	D.	Sources of Consideration for Plan Distributions if the Debtors do not Consummate the Sale Transaction on or before the Effective Date	23
	E.	Sources of Consideration for Plan Distributions if the Debtors consummate the Sale Transaction on or before the Effective Date	24
	F.	Corporate Existence	26
	G.	Vesting of Assets in the Reorganized Debtors	26
	H.	Cancellation of Existing Securities and Instruments	27
	I.	Corporate Action	27
	J.	New Corporate Governance Documents	27
	K.	Directors and Officers of the Reorganized Debtors	28
	L.	Effectuating Documents; Further Transactions	28
	M.	Exemption from Certain Taxes and Fees	28
	N.	Preservation of Causes of Action	29
	O.	D&O Liability Insurance Policies	29
	P.	GUC Trust	30
	Q.	Management Incentive Plan	32
	R.	Employee Obligations	32
	S.	Avoidance Action Waiver	33

Article V.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		33
	A.	Assumption and Rejection of Executory Contracts and Unexpired Leases if the Debtors Do Not Consummate the Sale Transaction on or before the Effective Date	33

i

	B.	Assumption and Rejection of Executory Contracts and Unexpired Leases if the Debtors Consummate the Sale Transaction on or before the Effective Date	34
	C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	34
	D.	Cure of Defaults for Assumed Executory Contracts	35
	E.	Indemnification Obligations	36
	F.	Insurance Policies	36
	G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	36
	H.	Reservation of Rights	37
	I.	Nonoccurrence of Effective Date	37
	J.	Contracts and Leases Entered Into After the Petition Date	37

Article VI.	PROVISIONS GOVERNING DISTRIBUTIONS		37
	A.	Timing and Calculation of Amounts to Be Distributed	37
	B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	38
	C.	Securities Registration Exemption	39
	D.	Tax Issues and Compliance with Tax Requirements	39
	E.	Allocations	39
	F.	No Interest	40
	G.	Setoffs and Recoupment	40
	H.	Claims Paid or Payable by Third Parties	40

Article VII.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		41
	A.	Allowance of Claims	41
	B.	Claims Administration Responsibilities	41
	C.	Estimation of Claims	42
	D.	Adjustment to Claims Register Without Objection	42
	E.	Time to File Objections to Claims	42
	F.	Disallowance of Claims	42
	G.	Amendments to Claims	42
	H.	No Distributions Pending Allowance	43
	I.	Distributions After Allowance	43

Article VIII.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		43
	A.	Compromise and Settlement of Claims, Interests, and Controversies	43
	B.	Discharge and Release of Claims and Termination of Interests	43
	C.	Term of Injunctions or Stays	44
	D.	Release of Liens	44
	E.	Debtor Release	44
	F.	Release by holders of Claims or Interests	45
	G.	Exculpation	45
	H.	Injunction	46
	I.	Protection Against Discriminatory Treatment	46
	J.	Governmental Units	46
	K.	Recoupment	46
	L.	Subordination Rights	47

Article IX.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		47
	A.	Conditions Precedent to the Effective Date	47
	B.	Waiver of Conditions	48
	C.	Substantial Consummation	48
	D.	Effect of Nonoccurrence of Conditions to the Effective Date	48

Article X.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		49
	A.	Modification and Amendments	49

ii

	B.	Effect of Confirmation on Modifications	49
	C.	Revocation or Withdrawal of the Plan	49

Article XI.	RETENTION OF JURISDICTION		49

Article XII.	MISCELLANEOUS PROVISIONS		51
	A.	Immediate Binding Effect	51
	B.	Additional Documents	51
	C.	Statutory Fees and Reporting Requirements	51
	D.	Dissolution of the Creditors’ Committee	52
	E.	Reservation of Rights	52
	F.	Successors and Assigns	52
	G.	Service of Documents	52
	H.	Entire Agreement	53
	I.	Exhibits	53
	J.	Nonseverability of Plan Provisions	53
	K.	Votes Solicited in Good Faith	53
	L.	Waiver or Estoppel	53

iii

INTRODUCTION

Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth below.

1.            “503(b)(9) Claims” means those Claims arising under section 503(b)(9) of the Bankruptcy Code.

2.            “ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the ABL Credit Agreement.

3.            “ABL Claim” means any Claim derived from, based upon, or secured pursuant to the ABL Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto.

4.            “ABL Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of January 3, 2011, as amended and restated by the Second Restatement Agreement dated as of June 14, 2012, by the Third Restatement Agreement dated as of March 13, 2013, by the Fourth Restatement Agreement dated as of July 24, 2015, the Fifth Restatement Agreement dated as of February 27, 2018, and as may otherwise be amended, restated, supplemented or otherwise modified, among Ascena, the borrowing subsidiaries party thereto, the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto, and the ABL Agent, as administrative agent, collateral agent, and swingline lender.

5.            “ABL Documents” means the ABL Credit Agreement and any other agreements and documents executed in connection with or related thereto.

6.            “ABL Lenders” means each of the lenders from time to time party to the ABL Credit Agreement.

7.            “Ad Hoc Group” means, collectively, that certain group of lenders under the Term Loan Facility represented by Milbank LLP, as counsel, and Greenhill & Co., LLC, as financial advisor.

8.            “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b) (including, without limitation, 503(b)(9)), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all Claims for payment of fees, costs, and expenses incurred by, or on behalf of, the Term Loan Agent pursuant to the DIP Financing Order.

9.            “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims (other than Professional Fee Claims and 503(b)(9) Claims) arising after November 30, 2020, shall be 30 days after the Effective Date; (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date; (c) with respect to 503(b)(9) Claims, was September 30, 2020; and (d) with respect to Administrative Claims (other than Professional Fee Claims and 503(b)(9) Claims) arising before November 30, 2020, was such date as set forth in the Initial Administrative Claims Bar Date Order.

10.            “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

11.            “Allowed” means with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim timely Filed by the Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Court a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely filed; or (c) a Claim allowed pursuant to the Plan, any stipulation approved by the Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Court; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court, or if such an objection is so interposed, such Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

12.            “Ascena” means Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.).

13.            “Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of November 26, 2020, by and among Ascena Retail Group, Inc., each of its subsidiaries party thereto, and the Purchaser related to the Sale Transaction.

14.            “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law.

15.            “Avoidance Action Waiver” shall mean a waiver of any and all Avoidance Actions held by the Debtors against any current or former (a) vendor, supplier, merchant, manufacturer, service provider, factor and/or assignee of such party, (b) landlord and/or (c) non-insider employee that does not opt out of the releases contained in the Plan or that did not cast a vote with respect to and did not file an objection to the Plan.

16.            “Backstop Commitment” means the commitment, on the terms set forth in the Backstop Commitment Letter, of the Backstop Parties to backstop the DIP Term Facility.

17.            “Backstop Commitment Letter” means that certain Backstop Commitment Letter, dated as of July 23, 2020, by and among the Backstop Parties and Ascena, as may be amended, supplemented, or modified from time to time, setting forth, among other things, the terms and conditions of the DIP Term Facility and the Backstop Commitment.

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18.            “Backstop Parties” means certain of the Consenting Stakeholders or their successors, assigns, or Related Funds (in each case, as allowed pursuant to the Backstop Commitment Agreement) that have committed to backstop the DIP Term Facility on the terms set forth in the Backstop Commitment Letter, solely in their capacities as such.

19.            “Backstop Percentage” means the applicable percentage set forth in Schedule 2 to the Backstop Commitment Letter.

20.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

21.            “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Eastern District of Virginia.

22.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

23.            “Bar Date” means, collectively, each applicable date established by the Bankruptcy Court by which Proofs of Claim must be Filed.

24.            “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

25.            “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

26.            “Cash Collateral” shall have the meaning set forth in the DIP Financing Order.

27.            “Cash Collateral Order” means the Interim Order Under 11 U.S.C. §§ 105, 361, 362, 363, and 507, and Bankruptcy Rules 2002, 4001, and 9014 (I) Authorizing Debtors to Use Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b), entered on the Bankruptcy Court’s docket on July 23, 2020.

28.            “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include:  (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

29.            “Chapter 11 Cases” means the procedurally consolidated cases filed or to be filed (as applicable) for the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

30.            “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

31.            “Claims Objection Bar Date” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 90 days after the Effective Date for Administrative Claims, (b) 180 days after the Effective Date for all other claims, and (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to Claims.

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32.            “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

33.            “Class” means a category of Claims or Interests under section 1122(a) of the Bankruptcy Code.

34.            “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

35.            “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

36.            “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider confirmation of the Plan.

37.            “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

38.            “Consenting Stakeholders” shall have the meaning set forth in the Restructuring Support Agreement.

39.            “Consummation” means the occurrence of the Effective Date.

40.            “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

41.            “Cure/Assumption Objection Deadline” means the date that is 14 days after filing of the Schedule of Assumed Executory Contracts and Unexpired Leases with the Plan Supplement and service of the Cure Notice; provided that if any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after the filing of the initial Schedule of Assumed Executory Contracts and Unexpired Leases, then the Cure/Assumption Objection Deadline with respect to such Executory Contract or Unexpired Lease shall be 14 days after service of the amended Schedule of Assumed Executory Contracts and Unexpired Leases with such modification.

42.            “Cure Claim” means a monetary Claim based upon a Debtor’s defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to section 365 of the Bankruptcy Code.

43.            “Cure Obligations” means all (a) Cure Claims and (b) other obligations required under the Bankruptcy Code to cure any non-monetary defaults under any Executory Contract or Unexpired Lease that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

44.            “Cure Notice” means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include: (a) procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases; (b) Cure Claims to be paid in connection therewith; and (c) procedures for resolution by the Bankruptcy Court of any related disputes.

45.            “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) and all agreements, documents or instruments relating thereto issued or providing coverage at any time to any of the Debtors or any of their predecessors for current or former directors’, managers’, and officers’ liability.

46.            “Definitive Documents” shall have the meaning set forth in the Restructuring Support Agreement.

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47.            “DIP ABL Agent” means the administrative agent under the DIP ABL Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP ABL Agreement.

48.            “DIP ABL Agreement” means the debtor-in-possession senior secured asset-based revolving credit agreement, by and among the Debtors, the DIP ABL Agent, and the DIP ABL Lenders, as approved by the DIP Financing Order.

49.            “DIP ABL Facility” means the senior secured asset-based revolving credit facility in accordance to the terms and conditions set forth in the DIP ABL Agreement and the DIP Financing Order.

50.            “DIP ABL Facility Claim” means any Claim derived from, based upon, or secured pursuant to the DIP ABL Agreement, including claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto, in each case, with respect to the DIP ABL Facility.

51.            “DIP ABL Lender” means, as applicable, each lender under the DIP ABL Agreement.

52.            “DIP Financing Order” means Final Order Under 11 U.S.C. §§ 105, 361, 362, 363, 364, and 507, and Bankruptcy Rules 2002, 4001, and 9014 (I) Authorizing Debtors to Use Cash Collateral, (II) Authorizing the Debtors to Obtain Postpetition Financing, and (III) Granting Adequate Protection to the Prepetition Secured Parties, entered on the Bankruptcy Court’s docket on September 10, 2020.

53.            “DIP Term Agent” means Alter Domus (US) LLC, in its capacity as administrative agent under the DIP Term Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Term Agreement.

54.            “DIP Term Agreement” means that certain debtor-in-possession senior secured term credit agreement, by and among the Debtors, the DIP Term Agent, and the DIP Term Lenders, as approved by the DIP Financing Order.

55.            “DIP Term Facility” means that certain $311.8 million senior secured term credit facility issued in accordance to the terms and conditions set forth in the DIP Term Agreement and the DIP Financing Order, as applicable.

56.            “DIP Term Facility Claim” means any Claim derived from, based upon, or secured pursuant to the DIP Term Agreement, including claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto, in each case, with respect to the DIP Term Facility.

57.            “DIP Term Lender” means each lender under the DIP Term Agreement.

58.            “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (c) is not Scheduled and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law or the Plan; (d) has been withdrawn by agreement of the applicable Debtor and the holder thereof; or (e) has been withdrawn by the holder thereof.

59.            “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto.

60.            “Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement, entered on September 11, 2020 [Docket No. 592].

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61.            “Disputed” means a Claim that is not yet Allowed.

62.            “Distributable Cash” means, collectively, Cash on hand of the Debtors on or after the Effective Date.

63.            “Distribution Record Date” means the date for determining which holders of Claims are eligible to receive distributions hereunder and shall be the Effective Date or such other date as designated in a Final Order of the Bankruptcy Court; provided that the Distribution Record Date shall not apply to publicly held securities.

64.            “DTC” means the Depository Trust Company.

65.            “Effective Date” means, with respect to the Plan, the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (c) the Plan is declared effective by the Debtors.

66.            “Employee Benefits Programs” means, collectively, all of the Debtors’ wages, compensation, and employee benefits programs according to existing terms and practices, including executive and Insider compensation and benefits programs, Insider and non-Insider severance programs, Insider and non-Insider incentive programs, and Insider and non-Insider retention programs, in each case as were in effect as of the effective date of the Restructuring Support Agreement and were disclosed to counsel for the Required Consenting Stakeholders, including any modifications agreed between the Debtors and the Required Consenting Stakeholders prior to the effectiveness of the Restructuring Support Agreement; provided that Employee Benefits Programs shall not include (x) any compensation, post-employment, separation or retirement arrangement with any former Insider (as of the effectiveness of the Restructuring Support Agreement); (y) any non-qualified deferred compensation plan or supplemental retirement plan, solely to the extent and such plan would benefit any former Insider (as of the effectiveness of the Restructuring Support Agreement), in each case without the consent of the Required Consenting Stakeholders following the Petition Date; or (z) any workers’ compensation insurance policies and any agreements, documents or instruments related thereto.

67.            “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

68.            “Equity Premium” means an amount of New Common Stock equal to $7.5 million, calculated assuming a total equity value of Reorganized Ascena to be agreed by the Debtors and the Required Consenting Stakeholders.

69.            “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to sections 301 and 541 upon the commencement of the applicable Debtor’s Chapter 11 Case.

70.            “Excess Cash” means all balance sheet Cash, if any, in excess of the Required Minimum Cash Amount as projected one Business Day prior to the anticipated Effective Date (estimated and calculated in a manner acceptable to the Debtors and the Required Consenting Stakeholders).

71.            “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Consenting Stakeholders; (d) the Creditors’ Committee and its members; (e) the Term Loan Agent; (f) each current and former Affiliate of each Entity in clause (a) through the following clause (g); and (g) each Related Party of each Entity in clause (a) through this clause (g).

72.            “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

73.            “Exit Facilities” means, collectively, the First Out Exit Term Loan Facility, and the Second Out Exit Term Loan Facility.

74.            “Exit Facilities Term Sheet” means the term sheet set forth as Exhibit D to the Restructuring Support Agreement.

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75.            “Exit Facility Credit Agreements” means, collectively, the credit agreements governing the Exit Facilities.

76.            “Exit Facility Documents” means the Exit Facility Credit Agreements and related documents governing the Exit Facilities, which shall be, to the extent available, set forth in the Plan Supplement.

77.            “First Out Exit Term Loan Facility” shall have the meaning given to “First Out Term Loan Facility” in the Exit Facilities Term Sheet.

78.            “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

79.            “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent.

80.            “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, is not subject to any pending stay and as to which the time to appeal, move for reargument, reconsideration, or rehearing, or seek certiorari has expired and no appeal, motion for reargument, reconsideration, or rehearing or petition for certiorari has been timely taken or filed, or as to which any appeal that has been taken, motion for reargument, reconsideration, or rehearing that has been granted or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order. For the avoidance of doubt, the DIP Financing Order shall constitute a Final Order hereunder.

81.            “General Unsecured Claim” means any Claim that is not Secured and is not (a) an Administrative Claim, (b) a Secured Tax Claim, (c) an Other Secured Claim, (d) a Priority Tax Claim, (e) an Other Priority Claim, (f) an ABL Claim, (g) a Term Loan Claim, (h) an Intercompany Claim; (i) a deficiency claim held by any ABL Agent, ABL Lender, Term Loan Agent, or Term Lender; or (j) a Claim for services rendered on account a Holder of an ABL or Term Loan Claim.

82.            “Global Settlement” means the agreement between the Debtors, the Creditors’ Committee, the DIP Lenders, and the Prepetition Secured Parties (as defined in the DIP Financing Order), the key terms of which are set forth herein and in the DIP Financing Order and Annex 6 thereto.

83.            “GUC Trust” means the trust established by the Plan for the benefit of Allowed General Unsecured Claims pursuant to the GUC Trust Agreement.

84.            “GUC Trust Agreement” means the trust agreement entered into on or before the Effective Date between the Debtors and the GUC Trustee, which shall be in form and substance reasonably acceptable to the Creditors’ Committee, the Debtors, and the Consenting Stakeholders.

85.            “GUC Trust Assets” means (i) cash in the amount of $7,250,000; and (ii) 100% of the first $1 million and 50% of the next $4 million of proceeds (if any) received by Ascena resulting from Target Corp. et al. v. Visa Inc. et al., case no. 1:13-cv-03477 as consolidated into MDL In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720 (MKB) (JO) (E.D.N.Y.), currently pending in the U.S. District Court for the Eastern District of New York, net of any costs incurred by Ascena in connection therewith. Any such proceeds in excess of $5 million (and 50% of proceeds between $1 million and $5 million) shall be retained by the Reorganized Debtors.

86.            “GUC Trust Expenses” means the reasonable expenses (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets and professional fees) incurred by the GUC Trust and any professionals retained by the GUC Trust and any additional amount determined necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust.

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87.            “GUC Trust Interest” means a non-certificated beneficial interest in the GUC Trust granted to each beneficiary of the GUC Trust, which shall entitle such holder to a Pro Rata share of the GUC Trust Net Assets, subject to the terms of the Plan and the GUC Trust Agreement.

88.            “GUC Trust Net Assets” means the GUC Trust Assets less the GUC Trust Expenses.

89.            “GUC Trustee” means, in its capacity as such, the Person selected by the Creditors’ Committee to serve as the trustee of the Trust, and any successor thereto in accordance with the GUC Trust Agreement.

90.            “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

91.            “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

92.            “Initial Administrative Claims Bar Date Order” means the Order (I) Setting a Bar Date for Filing Proofs of Administrative Claims Incurred from the Petition Date to November 30, 2020, (II) Establishing Administrative Claims Procedures, (III) Approving the Form and Manner of Filing Proofs of Administrative Claims, (IV) Approving Notice of the Administrative Claims Bar Date, and (V) Granting Related Relief [Docket No. 1373].

93.            “Initial Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than Professional Fee Claims) arising on or before November 30, 2020, as set forth in the Initial Administrative Claims Bar Date Order.

94.            “Insider” shall have the meaning set forth in section 101(31) of the Bankruptcy Code.

95.            “Insurance Policies” means all insurance policies issued or providing coverage at any time to any of the Debtors or any of their predecessors and all agreements, documents or instruments relating thereto (including, but not limited to, the D&O Liability Insurance Policies) other than any split-dollar life insurance policies that are listed in the Schedule of Rejected Executory Contracts and Unexpired Leases.

96.            “Insurer” means any company or other entity that has issued or entered into an Insurance Policy (including any third party administrator) and any respective predecessors and/or affiliates thereof.

97.            “Intercompany Claim” means any Claim held by a Debtor or a Debtor’s Affiliate against a Debtor or a Debtor’s Affiliate.

98.            “Intercompany Interest” means, other than an Interest in Ascena, an Interest in one Debtor held by another Debtor or a Debtor’s Affiliate.

99.            “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including any common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), and any claim against or interest in the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

100.          “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time, as applicable to the Chapter 11 Cases.

101.          “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

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102.            “Management Incentive Plan” means a post-Effective Date management incentive plan, the material terms of which shall be consistent with Article IV.Q of the Plan.

103.            “Net Lender Distributable Cash” means Distributable Cash less amounts necessary to: (a) pay in full in Cash any unpaid Allowed DIP ABL Facility Claims and Allowed DIP Term Facility Claims; (b) fund the Professional Fee Escrow Account; (c) fund the GUC Trust Assets to the GUC Trust; (d) fund any other Cash payment necessary to satisfy any condition precedent to the Effective Date set forth in Article IX.A of this Plan; (e) fund the fees, costs, and expenses necessary to fully administer and wind down the Estates of the Reorganized Debtors, including the fees, costs, and expenses of the Plan Administrator, and (f) pay in full in cash all Administrative Claims, Secured Tax Claims, Other Secured Claims, Priority Tax Claims, Other Priority Claims, Cure Claims, Claims or other obligations related to Employee Benefits Programs Claims or other obligations related to indemnification provisions of the kind described in Article V.E of this Plan, and any other Claim or obligation to be assumed, reinstated, or otherwise required to be paid in full in Cash by the Debtors and the Reorganized Debtors pursuant to this Plan.

104.            “New Board” means the initial board of directors, members, or managers, as applicable, of Reorganized Ascena.

105.            “New Common Stock” means the common shares of Reorganized Ascena.

106.            “New Corporate Governance Documents” means the form of certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement, or such other applicable formation documents (if any) of Reorganized Ascena, including any certificates of designation, each of which shall be included in the Plan Supplement.

107.            “Notice and Claims Agent” means Prime Clerk LLC.

108.            “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases.

109.            “Other Secured Claim” means any Secured Claim, other than (a) an ABL Claim, (b) a DIP ABL Facility Claim, as applicable, (c) a Term Loan Claim, or (d) a DIP Term Facility Claim.

110.            “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

111.            “Petition Date” means July 23, 2020, the date on which the Debtors commenced the Chapter 11 Cases.

112.            “Plan” means this plan of reorganization, as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto.

113.            “Plan Administrator” means the Claims Management Consultant (as defined in the Restructuring Support Agreement) or such other person selected by the Required Consenting Stakeholders to have all powers and authorities set forth in Article IV.E of this Plan.

114.            “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms thereof, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement). The Debtors shall file the initial version of the Plan Supplement at least fourteen (14) days prior to the Voting Deadline; provided that the Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date in accordance with Article X of the Plan.

115.            “Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

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116.            “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

117.            “Professional” means an Entity retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 328, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

118.            “Professional Fee Claims” means all Claims for accrued, contingent, and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Confirmation Date that the Bankruptcy Court has not denied by Final Order. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Professional Fee Claims.

119.            “Professional Fee Escrow Account” means an account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount, provided that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are filed after the Effective Date in excess of the amount of Cash funded into the escrow as of the Effective Date.

120.            “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.D of the Plan.

121.            “Proof of Claim” means a proof of Claim Filed in the Chapter 11 Cases.

122.            “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

123.            “Purchaser” means the Buyer as defined in the Asset Purchase Agreement.

124.            “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

125.            “Rejection Procedures Order” means that certain Order (I) Authorizing and Approving Procedures to Reject or Assume Executory Contracts and Unexpired Leases, and (II) Granting Related Relief [Docket No. 458].

126.            “Related Fund” means with respect to any Person, an Affiliate or any fund, account, or investment vehicle that is controlled, managed, advised, or sub-advised by such Person, an Affiliate or the same investment manager, advisor or sub-advisor as such Person or an Affiliate of such investment manager, advisor, or sub-advisor.

127.            “Related Party” means, with respect to any person or Entity, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors of such person or Entity, and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

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128.            “Released Party” means, collectively, each of the following in their capacity as such: (a) each of the Debtors; (b) the Reorganized Debtors; (c) each of the Consenting Stakeholders; (d) the ABL Agent; (e) the ABL Lenders; (f) the Term Loan Agent; (g) the Term Loan Lenders; (h) each of the lenders and administrative agents under the Exit Facilities; (i) the Backstop Parties; (j) the DIP ABL Agent; (k) the DIP ABL Lenders; (l) the DIP Term Agent; (m) the DIP Term Lenders; (n) the Plan Administrator; (o) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (p); (p) each Related Party of each Entity in the foregoing clause (a) through this clause (p); and (q) the Creditors’ Committee; provided that any holder of a Claim or Interest that opts out of the releases shall not be a “Released Party.”

129.            “Releasing Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) the Reorganized Debtors; (c) each of the Consenting Stakeholders; (d) the ABL Agent; (e) the ABL Lenders; (f) Term Loan Agent; (g) the Term Loan Lenders; (h) each of the lenders and administrative agents under the Exit Facilities; (i) the Backstop Parties; (j) the DIP ABL Agent; (k) the DIP ABL Lenders; (l) the DIP Term Agent; (m) the DIP Term Lenders; (n) all holders of Impaired Claims who voted to accept the Plan; (o) all holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan but did not timely opt out of or object to the applicable release; (p) all holders of Unimpaired Claims who did not timely opt out of or object to the applicable release; (q) all holders of Interests; (r) the Plan Administrator; (s) each current and former Affiliate of each Entity in foregoing clause (a) through the following clause (t); (t) each Related Party of each Entity in the foregoing clause (a) through this clause (t); and (u) the Creditors’ Committee; provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in the Plan; or (y) timely objects to the releases contained in the Plan and such objection is not resolved before Confirmation; provided further that any such Entity shall not receive the Avoidance Action Waiver.

130.            “Reorganized Debtors” means Reorganized Ascena and each of the other Debtors, or any successor thereto, following the Effective Date.

131.            “Reorganized Ascena” means either (a) Ascena, or any successor thereto, following the Effective Date, or (b) a new corporation or limited liability company that may be formed or caused to be formed by the Debtors to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Stock to be distributed or sold pursuant to the Plan if the Debtors do not consummate the Sale Transaction.

132.            “Required Consenting Stakeholders” shall have the meaning set forth in the Restructuring Support Agreement.

133.            “Required Minimum Cash Amount” means an amount to be determined by the Debtors and the Required Consenting Stakeholders in good faith no later than one Business Day prior to the anticipated Effective Date.

134.            “Restructuring” means the restructuring of the Debtors on the terms of the Plan and the Restructuring Support Agreement.

135.            “Restructuring Documents” means the Plan, the Disclosure Statement, the Plan Supplement, and the various agreements and other documents formalizing or implementing the Plan and the transactions contemplated thereunder.

136.            “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of July 23, 2020, by and among the Debtors and the Consenting Stakeholders, including all exhibits and schedules attached thereto, as may be amended from time to time in accordance with the terms thereof.

137.            “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors’ and the Reorganized Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in the Plan, Restructuring Support Agreement, and Restructuring Transactions Memorandum, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued or executed pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.A of the Plan.

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138.            “Restructuring Transactions Memorandum” means a document to be included in the Plan Supplement that will set forth the material components of the Restructuring Transactions, including any corporate restructuring or reorganization to be consummated in connection therewith.

139.            “Sale Transaction” means, collectively, those certain transactions between the Debtors and the Purchaser, as set forth in the Asset Purchase Agreement.

140.            “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Reorganized Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors from time to time in accordance with the Plan.

141.            “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule (including any amendments or modifications thereto), if any, of the Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors from time to time in accordance with the Plan.

142.            “Schedule of Retained Causes of Action” means the schedule, which will be included in the Plan Supplement, of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

143.            “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

144.            “Second Out Exit Term Loan Facility” shall have the meaning given to “Last Out Term Loan Facility” in the Exit Facilities Term Sheet.

145.            “Secured” means when referring to a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable holder’s interest in the applicable Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

146.            “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time.

147.            “Security” means a security as defined in section 2(a)(1) of the Securities Act.

148.            “Term Loan Agent” means Goldman Sachs Bank USA, in its capacities as administrative agent and collateral agent under the Term Loan Credit Agreement, and any successor thereto.

149.            “Term Loan Claim” means all Claims of the respective Term Loan Lenders derived from, based upon, or secured pursuant to the Term Loan Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto. For the avoidance of doubt, Claims of the Term Loan Agent for payment of professional fees, costs, and expenses arising under the DIP Financing Order shall constitute an Administrative Claim rather than Term Loan Claim.

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150.            “Term Loan Credit Agreement” means Term Credit Agreement, dated as of August 21, 2015, and as may otherwise be amended, restated, supplemented or otherwise modified, among Ascena, AnnTaylor Retail, Inc., the lenders party thereto, and the Term Loan Agent, as administrative agent.

151.            “Term Loan Documents” means the Term Loan Credit Agreement and any other agreements and documents executed in connection with or related thereto

152.            “Term Loan Lenders” means each of the lenders from time to time party to the Term Loan Credit Agreement.

153.            “U.S. Trustee” means the Office of the United States Trustee for the Eastern District of Virginia.

154.            “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

155.            “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that are unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash.

156.            “Voting Deadline” means October 13, 2020 at 5:00 p.m. prevailing Easter Time.

B.	Rules of Interpretation.

For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (14) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

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D.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

G.	Restructuring Support Agreement Party Consent Rights and Controlling Documents.

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement as set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, any Definitive Document, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Section I.A of the Plan) and be fully enforceable as if stated in full herein.

Article II.
ADMINISTRATIVE CLAIMS, DIP ABL FACILITY CLAIMS, DIP TERM FACILITY CLAIMS,
PROFESSIONAL COMPENSATION, AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP ABL Facility Claims, DIP Term Facility Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except with respect to Administrative Claims that are Professional Fee Claims or to the extent that an Administrative Claim has not already been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash the unpaid portion of its Allowed Administrative Claim on the latest of: (a)  the Effective Date if such Administrative Claim is Allowed as of the Effective Date, including those 503(b)(9) Claims that are not Disputed; (b) the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements and/or arrangements governing, instruments evidencing, or other documents relating to such transactions (and no requests for payment of such Administrative Claims must be Filed or served). Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim Allowed by Final Order.

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Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in, as applicable, the Initial Administrative Claims Bar Date Order or the Confirmation Order and the notice of entry of the Confirmation Order no later than the Initial Administrative Claims Bar Date or Administrative Claims Bar Date, as applicable. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party by the Claims Objection Bar Date.

B.	DIP ABL Facility Claims.

To the extent any DIP ABL Facility Claims remain outstanding, all such DIP ABL Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP ABL Agreement on such date, (b) all accrued and unpaid interest thereon to the date of payment, and (c) all accrued and unpaid fees, expenses, and noncontingent indemnification obligations payable under the DIP ABL Agreement and the DIP Financing Order.

Except to the extent that a holder of an Allowed DIP ABL Facility Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of each Allowed DIP ABL Facility Claim, on the Effective Date, each Holder of an Allowed DIP ABL Facility Claim shall be Paid in Full. As used in this paragraph, “Paid in Full” shall mean the indefeasible repayment in full in Cash on the Effective Date of any outstanding obligations (including principal, interests, fees, expenses, indemnities (other than contingent indemnification obligations for which no claim has been asserted)) under the DIP ABL Agreement, the cash collateralization of any treasury and cash management obligations, hedging obligations, and bank product obligations, and the cancellation, replacement, backing, or cash collateralization of any outstanding letters of credit, in each case, in accordance with the terms of the DIP ABL Agreement. To the extent not previously terminated and released, the Liens securing the DIP ABL Facility shall be released upon the occurrence of the DIP ABL Facility being Paid in Full.

Subject to the DIP ABL Facility Claims being Paid in Full and to the extent not previously terminated and released, on the Effective Date, all Liens and security interests granted to secure such obligations (other than those granted in connection with the payoff arrangements and cash collateralization of such obligations) shall be automatically terminated and of no further force or effect without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	DIP Term Facility Claims.

All DIP Term Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Term Agreement on such date, (b) all accrued and unpaid interest thereon to the date of payment, and (c) all accrued and unpaid fees, expenses, and noncontingent indemnification obligations payable under the DIP Term Agreement and the DIP Financing Order.

To the extent any DIP Term Facility Claims remain outstanding, on the Effective Date, each holder of an Allowed DIP Term Facility Claim shall receive, unless such holder agrees to less favorable treatment and subject to the terms and conditions of the DIP Term Facility and the Exit Facility Term Sheet, cash in an amount equal to its allowed DIP Term Facility Claim; provided that, if certain conditions as set forth in the DIP Term Agreement and Exit Facility Term Sheet are satisfied, each holder of an allowed DIP Term Facility Claim shall receive (i) loans arising under the First Out Exit Term Loan Facility in an amount equal to such holder’s allowed DIP Term Facility Claim and (ii) cash on account of accrued and unpaid interest and other charges payable through the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed DIP Term Facility Claim.

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D.	Professional Compensation.

1.            Professional Fee Escrow Account.

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.            Final Fee Applications and Payment of Professional Fee Claims.

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

3.            Professional Fee Escrow Amount.

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.            Post-Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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The Debtors and the Reorganized Debtors, as applicable, shall pay, within ten business days after submission of a detailed invoice to the Debtors or the Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable. If the Debtors or the Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or the Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

E.	Priority Tax Claims.

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) otherwise treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. For the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

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The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Presumed to Accept
2	Other Priority Claims	Unimpaired	Presumed to Accept
3	ABL Claims	Unimpaired	Presumed to Accept
4	Term Loan Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote
7	Intercompany Interests	Unimpaired	Presumed to Accept
8	Interests in Ascena	Impaired	Deemed to Reject

B.	Treatment of Claims and Interests.

Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.            Class 1 – Other Secured Claims

a.	Classification: Class 1 consists of Other Secured Claims against any Debtor.

b.	Treatment: Each holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor:

i.	payment in full in Cash;

ii.	delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

iii.	Reinstatement of such Claim; or

iv.	other treatment rendering such Claim Unimpaired.

c.	Voting: Class 1 is Unimpaired. Holders of Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

2.            Class 2 – Other Priority Claims

a.	Classification: Class 2 consists of Other Priority Claims.

b.	Treatment: Each holder of an Other Priority Claim shall receive payment in full in Cash or other treatment rendering such Claim Unimpaired.

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c.	Voting: Class 2 is Unimpaired. Holders of Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

3.            Class 3 – ABL Claims

a.	Classification: Class 3 consists of all ABL Claims.

b.	Allowance: $333,000,000.

c.	Treatment: To the extent any Allowed ABL Claims remain outstanding on the Effective Date, each holder of an Allowed ABL Claim shall receive:

i.	payment in full in Cash of its Allowed ABL Claim and replacement or cash collateralization of all issued and undrawn letters of credit in the amounts specified under the ABL Credit Agreement;

ii.	the collateral securing its Allowed ABL claim; or

iii.	such other treatment that renders its Allowed ABL Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

d.	Voting: Class 3 is Unimpaired. Holders of ABL Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

4.            Class 4 – Term Loan Claims

a.	Classification: Class 4 consists of all Term Loan Claims.

b.	Allowance: $1,271,597,089.

c.	Treatment:

i.	to the extent the Debtors consummate the Sale Transaction on or prior to the Effective Date, each holder of an Allowed Term Loan Claim shall receive its Pro Rata share of the Net Lender Distributable Cash;

ii.	to the extent the Debtors do not consummate the Sale Transaction on or prior to the Effective Date, each holder of an Allowed Term Loan Claim shall receive its Pro Rata share of: (A) the loans arising under the Second Out Exit Term Loan Facility; (B) 55.1% of the New Common Stock less the percentage of New Common Stock distributed as the Equity Premium, subject to dilution on account of the Management Incentive Plan; and (C) the Excess Cash.

d.	Voting: Class 4 is Impaired. Holders of Allowed Term Loan Claims are entitled to vote to accept or reject the Plan.

5.            Class 5 – General Unsecured Claims

a.	Classification: Class 5 consists of all General Unsecured Claims.

b.	Treatment: Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of GUC Trust Net Assets as a beneficiary of the GUC Trust and a holder of GUC Trust Interests.

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c.	Voting: Class 5 is Impaired. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

6.            Class 6 – Intercompany Claims

a.	Classification: Class 6 consists of all Intercompany Claims.

b.	Treatment: Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the option of the Reorganized Debtors; provided that no distributions shall be made on account of any Intercompany Claims.

c.	Voting: Class 6 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

7.            Class 7 – Intercompany Interests

a.	Classification: Class 7 consists of all Intercompany Interests.

b.	Treatment: Subject to the Restructuring Transactions Memorandum, Intercompany Interests shall receive no recovery or distribution and be Reinstated solely to the extent necessary to maintain the Debtors’ corporate structure.

c.	Voting: Class 7 is Unimpaired, and holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

8.            Class 8 – Interests in Ascena

a.	Classification: Class 8 consists of all Interests in Ascena.

b.	Treatment: Each holder of an Allowed Interest in Ascena shall have such Interest cancelled, released, and extinguished without any distribution.

c.	Voting: Class 8 is Impaired, and holders of Interests in Ascena are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Interests in Ascena are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

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E.	Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the holders of such Claims or Interests in such Class. For the avoidance of doubt, any holders of a Claim or Interest who abstain from voting shall not be presumed to accept the Plan in their individual capacity as such.

F.	Intercompany Interests.

Holders of Intercompany Interests are retaining their respective Interests not on account of their Intercompany Interests, but rather for the purposes of administrative convenience, for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and the Reorganized Debtors’ agreement, as applicable, under the Plan to make certain distributions to the holders of Allowed Claims. For the avoidance of doubt, any Interest in a non-Debtor owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor, as applicable.

G.	Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring Transactions.

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions, including, without limitation: (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) consummation of such other transactions that are required to effectuate the Restructuring Transactions, including, if applicable, the transaction set forth in the Restructuring Transactions Memorandum; (e) consummation of all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors by one or more Entities to be wholly owned by Reorganized Ascena, which purchase may be structured as a taxable transaction for United States federal income tax purposes; (f) if applicable, the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; and (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

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B.	Administrative Consolidation for Distribution Purposes Only.

On the Effective Date, and solely for administrative purposes to facilitate distributions from the GUC Trust: (1) all General Unsecured Claims against each of the Debtors shall be deemed merged or treated as liabilities of the GUC Trust to the extent Allowed; (2) all General Unsecured Claim guaranties by a Debtor of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any General Unsecured Claim against any Debtor and any guarantee thereof executed by any Debtor and any joint or several General Unsecured Claim against any of the Debtors shall be deemed to be one obligation of the GUC Trust; (3) each and every General Unsecured Claim filed in any of the Chapter 11 Cases shall be treated as filed against the consolidated Debtors and shall be treated as one General Unsecured Claim against and obligation of the GUC Trust. For the avoidance of doubt, for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors shall be treated as separate entities so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may not be set off against the liabilities of any of the other Debtors. Such administrative consolidation is solely for the purpose of facilitating distributions to holders of General Unsecured Claims under this Plan and shall not affect the legal and corporate structures of the Reorganized Debtors. Moreover, such administrative consolidation shall not affect any subordination provisions set forth in any agreement relating to any General Unsecured Claim or the ability of the GUC Recovery Trustee to seek to have any General Unsecured Claim subordinated in accordance with any contractual rights or equitable principles.

C.	General Settlement of Claims / Global Settlement with the Creditors’ Committee.

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including with respect to issues related to the value of the Debtors’ unencumbered property. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

The Plan embodies the Global Settlement, the key terms of which include the following:

•	the creation of the GUC Trust under the Plan and the GUC Trustee selected by the Creditors’ Committee funded with the GUC Trust Assets for the benefit of Allowed General Unsecured Claims;

•	the Avoidance Action Waiver;

•	the withdrawal of the Debtors’ Motion for Entry of an Order (I) Extending Time for Performance of Obligations Arising Under Unexpired Non-Residential Real Property Leases, and (II) Granting Related Relief [Docket No. 144] and payment of deferred and stub rent owing to landlords (and, for the avoidance of doubt, accruing before the effective date of the rejection of any applicable real property lease, as applicable) pursuant to the terms of the DIP Financing Order;

•	the commitment by the Debtors to use commercially reasonable efforts to condition any critical or foreign vendor payment on the applicable vendor agreeing to (a) provide trade terms at least as favorable as the most favorable terms provided by such vendor in the six-month period ending February 29, 2020 for at least six (6) months after the Effective Date and (b) vote in favor of the Plan, if the Plan is consistent with the terms of the Global Settlement;

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•	the commitment by the Debtors to use commercially reasonable efforts to spend at least 70% of the authorized critical vendor and foreign vendor payments; provided that the size and terms of the critical vendor and foreign program shall not otherwise change from what was previously authorized by the Court; and

•	the support of the Creditors’ Committee in favor of the Plan.

D.	Sources of Consideration for Plan Distributions if the Debtors do not Consummate the Sale Transaction on or before the Effective Date.

To the extent the Debtors do not consummate the Sale Transaction on or before the Effective Date, the Reorganized Debtors, as applicable, shall fund distributions under the Plan from the following sources:

1.            Cash on Hand.

The Reorganized Debtors, as applicable, shall use Cash on hand, including proceeds from the Exit Facilities (if any), to fund distributions to certain holders of Allowed Claims in accordance with Article III.B of the Plan.

2.            Issuance and Distribution of New Common Stock.

On the Effective Date, Reorganized Ascena shall issue the New Common Stock to fund distributions to certain holders of Allowed Claims in accordance with Article III of the Plan.

On the Effective Date, each Consenting Stakeholder shall receive, in its capacity as such, (a) its pro rata share (the numerator being such party’s holdings of the loans arising under the First Out Exit Term Loan Facility (including through a Related Fund) and the denominator being the aggregate outstanding amount of all loans arising under the First Out Exit Term Loan Facility) of 44.9% of the New Common Stock, which will be subject to dilution from the Management Incentive Plan, and (b) its pro rata share (based on such party’s Backstop Percentage (including through a Related Fund)) of the Equity Premium, which will be subject to dilution from the Management Incentive Plan.

The issuance of New Common Stock under the Plan, as well as any options or other equity awards, if any, reserved under the Management Incentive Plan, is duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors or the holders of Claims.

Reorganized Ascena will have one class of common equity interests, the New Common Stock.

3.            Exit Facilities.

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities (the terms of which shall be set forth in the Exit Facility Documents) on terms consistent with the Exit Facilities Term Sheet, if applicable.

Confirmation of the Plan shall be deemed approval of the Exit Facilities and the Exit Facility Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the Exit Facilities.

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On the later of (i) the Effective Date and (ii) the date on which the Exit Facility Documents have been executed and delivered, except as otherwise expressly provided in the Plan, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the applicable collateral in accordance with the respective terms of the Exit Facility Documents, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted to be senior to them under the respective Exit Facility Documents, and (d) shall not be subject to recharacterization or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order (subject solely to the occurrence of the Effective Date) and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

E.	Sources of Consideration for Plan Distributions if the Debtors consummate the Sale Transaction on or before the Effective Date.

To the extent the Debtors consummate the Sale Transaction on or before the Effective Date, the Reorganized Debtors, as applicable, shall use Distributable Cash to fund distributions to certain holders of Allowed Claims in accordance with this Plan.

To the extent the Debtors consummate the Sale Transaction on or before the Effective Date, the Debtors shall continue in existence after the Effective Date as the Reorganized Debtors for purposes of (1) winding down the Estates as expeditiously as reasonably possible and liquidating any assets held by the Reorganized Debtors after the Effective Date and after consummation of the Sale Transaction, (2) performing their obligations under any transition services agreement entered into on or after the Effective Date by and between the Reorganized Debtors and the Purchaser, (3) resolving any Disputed Claims (other than General Unsecured Claims), (4) paying Allowed Claims (other than General Unsecured Claims), (5) enforcing and prosecuting claims, interests, rights, and privileges under any Causes of Action not previously settled, released, discharged, enjoined, or exculpated under the Plan in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith, (6) filing appropriate tax returns, and (7) administering the Plan in an efficacious manner. The Reorganized Debtors (or the GUC Trust, as applicable) shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (1) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (2) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator (or the GUC Trust, as applicable) to file motions or substitutions of parties or counsel in each such matter.

On the Effective Date, all assets of the Debtors shall vest in the Reorganized Debtors and the GUC Trust as set forth in the Plan for the purpose of liquidating the Estates and Consummating the Plan. Such assets shall be held free and clear of all liens, claims, and interests of holders of Claims and Interests, except as otherwise provided in the Plan. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee or the GUC Trustee, as applicable. The Reorganized Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

1.            Plan Administrator.

The Plan Administrator shall act for the Reorganized Debtors in the same fiduciary capacity as applicable to a board of managers and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same). On the Effective Date, the authority, power, and incumbency of the persons acting as managers and officers of the Reorganized Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator or a representative of the Plan Administrator shall be appointed as the sole manager and sole officer of the Reorganized Debtors and shall succeed to the powers of the Reorganized Debtors’ managers and officers. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Reorganized Debtors. The foregoing shall not limit the authority of the Reorganized Debtors or the Plan Administrator, as applicable, to continue the employment any former manager or officer, including pursuant to any transition services agreement entered into on or after the Effective Date by and between the Reorganized Debtors and the Purchaser. The Plan Administrator shall hold monthly conference calls with certain Initial Consenting Stakeholders (as defined in the Restructuring Support Agreement) until all Cash of the Reorganized Debtors has been distributed in accordance with the Plan.

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The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to make distributions thereunder and wind down the businesses and affairs of the Debtors and the Post-Effective Date Debtors, as applicable, including: (1) liquidating, receiving, holding, investing, supervising, and protecting the Cash and assets of the Reorganized Debtors; (2) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (3) making distributions as contemplated under the Plan; (4) establishing and maintaining bank accounts in the name of the Reorganized Debtors; (5) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (6) paying all reasonable fees, expenses, debts, charges, and liabilities of the Reorganized Debtors; (7) administering and paying taxes of the Reorganized Debtors, including filing tax returns; (8) representing the interests of the Reorganized Debtors before any taxing authority in all matters, including any action, suit, proceeding or audit; and (9) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as it reasonably deems to be necessary and proper to carry out the provisions of the Plan.

The Plan Administrator may resign at any time upon 30 days’ written notice delivered to the Bankruptcy Court; provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Plan Administrator. Upon its appointment, the successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor and all responsibilities of the predecessor Plan Administrator relating to the Reorganized Debtors shall be terminated.

a.	Appointment of the Plan Administrator.

The Plan Administrator shall be appointed by the Debtors or the Reorganized Debtors, as applicable, and will be the Claims Management Consultant or such other person selected by the Required Consenting Stakeholders. The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under this Plan, and as otherwise provided in the Confirmation Order. The identity of the initial Plan Administrator shall be disclosed in the Plan Supplement.

b.	Retention of Professionals.

The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties. The reasonable fees and expenses of such professionals shall be paid by the Reorganized Debtors, upon the monthly submission of statements to the Plan Administrator. The payment of the reasonable fees and expenses of the Plan Administrator’s retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court.

c.	Compensation of the Plan Administrator.

The Plan Administrator’s compensation, on a post-Effective Date basis, shall be as described in the Plan Supplement.

2.            Wind Down.

On and after the Effective Date, the Plan Administrator will be authorized to implement the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve the Debtors’ Estates; provided, however, that the Plan Administrator shall consult with and provide not less than 90 days’ notice to the GUC Trustee prior to closing these Chapter 11 Cases.

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As soon as practicable after the Effective Date, the Plan Administrator shall take such actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Except to the extent necessary to complete the liquidation and wind-down of any remaining assets or operations, from and after the Effective Date the Debtors (1) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (2) shall be deemed to have cancelled pursuant to this Plan all Interests, and (3) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

3.            Plan Administrator Exculpation, Indemnification, Insurance, and Liability Limitation.

The Plan Administrator and all professionals retained by the Plan Administrator, each in their capacities as such, shall be deemed exculpated and indemnified, except for fraud, willful misconduct, or gross negligence, in all respects by the Reorganized Debtors. The Plan Administrator may obtain, at the expense of the Reorganized Debtors, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Reorganized Debtors. The Plan Administrator may rely upon written information previously generated by the Debtors.

4.            Tax Returns

After the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors, and, pursuant to section 505(b) of the Bankruptcy Code, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

5.            Dissolution of the Reorganized Debtors.

Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made and completion of all its duties under the Plan and entry of a final decree closing the last of the Chapter 11 Cases, the Reorganized Debtors shall be deemed to be dissolved without any further action by the Reorganized Debtors, including the filing of any documents with the secretary of state for the state in which the Reorganized Debtors are formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Reorganized Debtors in and withdraw the Reorganized Debtors from applicable states.

F.	Corporate Existence.

Except as otherwise provided in the Plan, the Restructuring Transactions Memorandum, or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Corporate Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

G.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property of each Estate, all Causes of Action, and any property acquired by any of the Debtors, including interests held by the Debtors in their respective non-Debtor subsidiaries, shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, each Reorganized Debtor may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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H.	Cancellation of Existing Securities and Instruments.

Except as otherwise provided in the Restructuring Support Agreement, the Plan, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all notes, instruments, certificates, Securities, and other documents evidencing Claims or Interests, including the ABL Credit Agreement and the Term Loan Credit Agreement, shall be terminated and canceled as to the Debtors and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided that all provisions of the Term Loan Documents that by their express terms survive termination thereof shall remain in full force and effect and enforceable by their terms, in each case against all parties other than the Debtors.

I.	Corporate Action.

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all applicable actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (1) the implementation of the Restructuring Transactions, including the transactions contemplated by the Restructuring Transactions Memorandum; (2) the selection of the directors and officers for the Reorganized Debtors; (3) the entry into the Exit Facilities and the incurrence of credit thereunder; (4) the adoption of the Management Incentive Plan by the New Board; (5) the issuance and distribution of the New Common Stock; and (6) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facilities, the New Common Stock, and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	New Corporate Governance Documents.

The New Corporate Governance Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, Ascena or Reorganized Ascena, as applicable, will file Reorganized Ascena’s New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its state of incorporation or formation, to the extent required for such New Corporate Governance Documents to become effective. After the Effective Date, Reorganized Ascena may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its jurisdiction of formation and the terms of such documents.

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K.	Directors and Officers of the Reorganized Debtors.

To the extent the Debtors do not consummate the Sale Transaction on or before the Effective Date, as of the Effective Date, the terms of the current members of the board of directors of Ascena shall expire and the new directors and officers of Reorganized Ascena shall be appointed. The New Board will consist of seven (7) directors, including, subject to the terms of the New Corporate Governance Documents:

a.	Carrie W. Teffner;

b.	the Chief Executive Officer of Reorganized Ascena;

c.	one (1) director determined by Bain Capital Credit, LP;

d.	one (1) director determined by Monarch Alternative Capital LP;

e.	one (1) director determined collectively by Bain Capital Credit, LP, Eaton Vance Management, Lion Point Capital, LP, and Monarch Alternative Capital LP; and

f.	two (2) directors determined by the Backstop Parties.

The identities of directors on the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing. To the extent any director or officer of Reorganized Ascena is an Insider, the nature of any compensation to be paid to such director or officer also will be disclosed.

L.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, the Plan Administrator, their officers, and the members of the New Boards, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary, appropriate, or desirable to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including, as applicable, the New Common Stock and the Exit Facilities, in the name of and on behalf of Reorganized Ascena or the other Reorganized Debtors, as applicable, without the need for any approvals, authorization, or consents.

M.	Exemption from Certain Taxes and Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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N.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action (including all Avoidance Actions) of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than with respect to the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan and the Avoidance Action Waiver, and such Avoidance Action Waiver is hereby and shall be granted by the Debtors and the Reorganized Debtors as of the Effective Date, and thereafter all Avoidance Actions shall be and are waived, discharged and/or released in relation to the applicable parties.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or the Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

O.	D&O Liability Insurance Policies.

On the Effective Date, pursuant to sections 105 and 365(a) of the Bankruptcy Code, the Reorganized Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all of the D&O Liability Insurance Policies.

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date, all in accordance with and subject in all respects to the terms and conditions of the D&O Liability Insurance Policies.

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On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

P.	GUC Trust.

On or prior to the Effective Date, the Debtors shall transfer the GUC Trust Assets to the GUC Trust and the Debtors and the GUC Trustee shall execute the GUC Trust Agreement and shall take all steps necessary to establish the GUC Trust in accordance with the Plan and the beneficial interests therein. In the event of any conflict between the terms of the Plan and the terms of the GUC Trust Agreement, the terms of the Plan shall govern. Additionally, on the Effective Date, the Debtors shall transfer and shall be deemed to transfer to the GUC Trust all of their rights, title, and interest in and to all of the GUC Trust Assets and, in accordance with section 1141 of the Bankruptcy Code, the GUC Trust Assets shall automatically vest in the GUC Trust free and clear of all Claims and Liens, and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. The GUC Trustee shall be the exclusive administrator of the assets of the GUC Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the GUC Trustee’s duties under the GUC Trust Agreement. The GUC Trust shall be governed by the GUC Trust Agreement and administered by the GUC Trustee. The powers, rights, and responsibilities of the GUC Trustee shall be specified in the GUC Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in this section. The GUC Trustee shall hold and distribute the GUC Trust Assets in accordance with the provisions of the Plan and the GUC Trust Agreement. Other rights and duties of the GUC Trustee shall be as set forth in the GUC Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the GUC Trust Assets except as set forth in the Plan, the Confirmation Order, or the GUC Trust Agreement. For the avoidance of doubt, the claims and Causes of Action held by the Debtors or Reorganized Debtors in connection with the suit Target Corp. et al. v. Visa Inc. et al., case no. 1:13-cv-03477, currently pending in the U.S. District Court for the Southern District of New York, shall vest in and be controlled by the Reorganized Debtors notwithstanding the provisions of this Plan providing that future cash proceeds of such suit will be transferred to the GUC Trust (at which time (and not before) such proceeds shall vest in the GUC Trust); provided that the Reorganized Debtors shall provide reasonable information regarding the progress and status such suit to the GUC Trustee on a confidential basis upon reasonable request of the GUC Trustee.

GUC Trustee and GUC Trust Agreement. The GUC Trust Agreement will be filed with the Plan Supplement and generally will provide for, among other things: (i) the transfer of the GUC Trust Assets to the GUC Trust; (ii) the payment of certain reasonable expenses of the GUC Trust from the GUC Trust Assets; and (iii) distributions to holders of Allowed General Unsecured Claims, as provided herein and in the GUC Trust Agreement. For the avoidance of doubt, the GUC Trust Agreement also will identify: (a) the identity of the GUC Trustee; (b) who will select the GUC Trustee; (c) the terms of the GUC Trustee’s engagement; (d) the identity of any parties who will supervise the fees of the GUC Trustee; and (e) whether the GUC Trustee shall be bonded. The GUC Trust Agreement may include reasonable and customary provisions that allow for indemnification by the GUC Trust. Any such indemnification shall be the sole responsibility of the GUC Trust and payable solely from the GUC Trust Assets. The GUC Trustee shall be responsible for all decisions and duties with respect to the GUC Trust and the GUC Trust Assets, except as otherwise provided in the Plan, the Confirmation Order, or the GUC Trust Agreement.

Cooperation of the Reorganized Debtors. Except as otherwise provided in the Plan, the Confirmation Order, or the GUC Trust Agreement, the Debtors or the Reorganized Debtors, as applicable, upon reasonable notice, shall reasonably cooperate with the GUC Trustee in the administration of the GUC Trust, including by providing reasonable access to pertinent documents, including books and records, to the extent the Reorganized Debtors have such information and/or documents, to the GUC Trustee sufficient to enable the GUC Trustee to perform its duties hereunder. The Reorganized Debtors shall reasonably cooperate with the GUC Trustee in the administration of the GUC Trust, including by providing reasonable access to documents and current officers and directors with respect to contesting, settling, compromising, reconciling, and objecting to General Unsecured Claims; provided that, in each case, the GUC Trust agrees upon request to reimburse reasonable out-of-pocket expenses for preservation of documents, copying, or similar expenses. The collection, review, and preservation of documents for any investigation or litigation by the GUC Trustee shall be at the expense of the GUC Trust.

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Preservation of Privilege. The Reorganized Debtors shall enter into a common interest agreement whereby the Reorganized Debtors will be able to share documents, information, or communications (whether written or oral) relating to the GUC Trust Assets. The GUC Trust shall seek to preserve and protect all applicable privileges attaching to any such documents, information, or communications. The GUC Trustee’s receipt of such documents, information or communications shall not constitute a waiver of any privilege. All privileges shall remain in the control of the Debtors or the Reorganized Debtors and the Debtors or the Reorganized Debtors, as applicable, retain the right to waive their own privileges.

GUC Trust Fees and Expenses. From and after the Effective Date, the GUC Trustee, on behalf of the GUC Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the GUC Trust Fees and Expenses from the GUC Trust Assets. The GUC Trustee is authorized to allocate such expenses (including, without limitation, any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets and professional fees) to, and pay them from, the GUC Trust Assets, as the GUC Trustee may determine in good faith is fair (such as based upon the GUC Trustee’s good faith determination of the nature or purpose of the fee or expense, the relative amount of General Unsecured Claims, the relative estimated value of the GUC Trust Assets or such other matters as the GUC Trustee deems relevant); provided that the GUC Trustee (i) shall reasonably attribute the expenses (including, without limitation, any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets and professional fees) of the liquidation, defense, or resolution of General Unsecured Claims to the GUC Trust Assets and pay them therefrom, and (ii) shall reasonably attribute the expenses (including, without limitation, any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets and professional fees) of calculating, disseminating, and administering distributions (e.g., accounting and mailing costs) on General Unsecured Claims to the GUC Trust Assets and pay them therefrom. The Reorganized Debtors shall not be responsible for any costs, fees, or expenses of the GUC Trust.

Tax Treatment. In furtherance of this Section of the Plan, (i) it is intended that the GUC Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of General Unsecured Claims, consistent with the terms of the Plan, and accordingly, all assets held by the GUC Trust are intended to be deemed for federal income tax purposes to have been distributed by the Debtors or the Reorganized Debtors, as applicable, to the holders of Allowed General Unsecured Claims, and then contributed by the holders of Allowed General Unsecured Claims to the GUC Trust in exchange for their interest in the GUC Trust; (ii) the primary purpose of the GUC Trust shall be the liquidation and distribution of the GUC Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including, without limitation, the Debtors, the Estates, holders of Allowed General Unsecured Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with such treatment described in provisos (i) and (ii) of this paragraph; (iv) all parties (including, without limitation, the Debtors, the Estates, holders of Allowed General Unsecured Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report consistently with the valuation of the GUC Trust Assets transferred to the GUC Trust as determined by the GUC Trustee (or its designee); (v) the GUC Trustee shall be responsible for filing all applicable tax returns for the GUC Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the GUC Trustee shall annually send to each holder of an interest in the GUC Trust a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the GUC Trustee of a private letter ruling if the GUC Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the GUC Trustee), the GUC Trustee may timely elect to (i) treat any portion of the GUC Trust allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  If a “disputed ownership fund” election is made, all parties (including, without limitation, the Debtors, the Estates, holders of Allowed General Unsecured Claims receiving interests in the GUC Trust, and the GUC Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. Any taxes (including with respect to earned interest, if any) imposed on the GUC Trust as a result of this treatment shall be paid out of the assets of the GUC Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). The GUC Trustee may request an expedited determination of taxes of the GUC Trust, including any reserve for Disputed Claims, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the GUC Trust for all taxable periods through the dissolution of the GUC Trust.

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The GUC Trust shall continue to have all of the rights and powers granted to the Reorganized Debtors as set forth in this Plan and applicable non-bankruptcy law, and the GUC Trustee shall also have the rights, powers, and obligations set forth in the GUC Trust Agreement.

Non-Transferability of GUC Trust Interests. Any and all GUC Trust Interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law. In addition, any and all GUC Trust Interests will not constitute “securities” and will not be registered pursuant to the Securities Act or any applicable state or local securities law. However, if it should be determined that any such interests constitute “securities,” the exemption provisions of Section 1145 of the Bankruptcy Code will be satisfied and the offer, issuance and distribution under the Plan of the GUC Trust Interests will be exempt from registration under the Securities Act and all applicable state and local securities laws and regulations.

Dissolution of the GUC Trust. The GUC Trustee and the GUC Trust shall be discharged or dissolved, as the case may be, at such time as all distributions required to be made by the GUC Trustee under the Plan have been made. Upon dissolution of the GUC Trust, any remaining GUC Trust Assets shall be distributed to holders of Allowed General Unsecured Claims in accordance with the Plan and the GUC Trust Agreement, as appropriate.

Single Satisfaction of Allowed General Unsecured Claims. Notwithstanding anything to the contrary herein, in no event shall holders of Allowed General Unsecured Claims recover more than the full amount of their Allowed General Unsecured Claims from the GUC Trust.

Q.	Management Incentive Plan.

To the extent the Debtors do not consummate the Sale Transaction on or before the Effective Date, on the Effective Date, the Reorganized Debtors will reserve New Common Stock representing (on a fully diluted and fully distributed basis) up to 10% of the New Common Stock exclusively for awards and distribution under the Management Incentive Plan, which will contain terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing and extent of issuance and vesting) as determined at the discretion of the New Board after the Effective Date.

R.	Employee Obligations.

On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall adopt, assume, continue, and/or honor in the ordinary course of business all obligations related to all Employee Benefits Programs (as agreed to be modified between the Debtors and the Required Consenting Stakeholders prior to the initial effectiveness of the Restructuring Support Agreement, as applicable) and assume all employment agreements or letters, indemnification agreements, or other agreements entered into with current and former employees (as agreed to be modified between the Debtors and the Required Consenting Stakeholders prior to the initial effectiveness of the Restructuring Support Agreement, as applicable) unless such employees agree to enter into new agreements on terms and conditions acceptable to the Reorganized Debtors, the Required Consenting Stakeholders and such employee. Notwithstanding the foregoing, no (x) compensation, post-employment, separation or retirement arrangement with any former Insider (as of the initial effective date of the Restructuring Support Agreement) or (y) non-qualified deferred compensation plan or supplemental retirement plan, solely to the extent any such plan would benefit any former Insider (as of the initial effective date of the Restructuring Support Agreement)), will be assumed on the Effective Date, in each case without the prior consent of the Required Consenting Stakeholders. Except as provided in the preceding sentence, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Further, (A) (i) if the Debtors do not consummate the Sale Transaction on or before the Effective Date, the consummation of the Restructuring Transactions and occurrence of the Effective Date will not constitute a “change of control” for purposes of any Employee Benefits Programs or any employment agreements, letters, or other agreements entered into with current and former employees that are assumed pursuant hereto and (ii) if the Debtors consummate the Sale Transaction on or before the Effective Date, consummation of the Sale Transaction will constitute a “change of control” for purposes of the Employee Benefits Programs and any employment agreements, letters, or other agreements entered into with current and former employees that are assumed pursuant hereto, including all executive and non-executive severance programs, employment, participation clarification, and incentive bonus agreements, and executive and non-executive retirement plans and, to the extent necessary, all such Employee Benefits Programs and any employment agreements, letters, or other agreements entered into with current and former employees that are assumed pursuant hereto shall be deemed amended on the Effective Date to provide as such, and (B) entitlements to or treatment with respect to any equity awards on or following the Effective Date will solely be governed by the Management Incentive Plan, as applicable, and any such terms relating to allocation or acceleration of equity awards set forth in any arrangements assumed hereunder will be void.

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S.	Avoidance Action Waiver.

On the Effective Date, the Debtors shall be deemed to provide the Avoidance Action Waiver to any current or former (a) vendor, supplier, merchant, manufacturer, service provider, factor and/or assignee of such party, (b) landlord and/or (c) non-insider employee that does not opt out of the releases contained in the Plan or that did not cast a vote with respect to and did not file an objection to the Plan.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases if the Debtors Do Not Consummate the Sale Transaction on or before the Effective Date.

If the Debtors do not consummate the Sale Transaction on or before the Effective Date, on the Effective Date, except as otherwise provided in the Plan or otherwise agreed to by the Debtors and the counterparty to an Executory Contract or Unexpired Lease, all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected in the Chapter 11 Cases, shall be deemed assumed by the Reorganized Debtors, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than: (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order. Unless otherwise indicated or agreed by the Debtors and the applicable contract counterparties, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law or as otherwise agreed by the Debtors and the applicable counterparty to the Executory Contract or Unexpired Lease.

In the event of an unresolved dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, or (3) any other matter pertaining to assumption, assignment, or payments of any Cure Claims required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order(s) of the Bankruptcy Court. The Debtors or Reorganized Debtors, as applicable, reserve the right to reject any Executory Contract or Unexpired Lease upon the resolution of any cure disputes. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Rejected Executory Contracts and Unexpired Leases Schedule, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

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B.	Assumption and Rejection of Executory Contracts and Unexpired Leases if the Debtors Consummate the Sale Transaction on or before the Effective Date.

If the Debtors consummate the Sale Transaction on or before the Effective Date, on the earlier of 90 days after the Effective Date or the date that the Debtors notice such rejection in accordance with the Rejection Procedures Order, except as otherwise provided herein, each Executory Contract or Unexpired Lease, not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) is the subject of a motion or notice to assume (or assume and assign) such Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (3) is a contract, release, or other agreement or document entered into in connection with the Plan or specifically assumed pursuant to the Plan, including contracts and other agreements related to Employee Benefits Programs; (4) is a D&O Liability Insurance Policy; (5) is the Asset Purchase Agreement; or (6) is an Executory Contract or Unexpired Lease assumed and assigned pursuant to the Asset Purchase Agreement.

Entry of the Confirmation Order by the Bankruptcy Court shall, subject to and upon the occurrence of the Effective Date, constitute a Bankruptcy Order approving the assumptions (or assumptions and assignments) or rejections of the Executory Contracts and Unexpired Leases assumed (or assumed and assigned) or rejected pursuant to the Plan. Any motions or notices to assume (or assumed and assign) Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed (or assumed and assigned) pursuant to the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption (or assumption and assignment) under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors, the Reorganized Debtors, and the Plan Administrator, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases identified in this Article V of the Plan and in the Plan Supplement (with the consent of the Purchaser if such assumed (or assumed and assigned) Executory Contract or Unexpired Lease forms the basis of the acquired assets under the Sale Transaction) to add or remove any Executory Contract or Unexpired Lease to the Schedule of Assumed Executory Contracts and Unexpired Leases at any time prior to the Effective Date. The Debtors or the Plan Administrator, as applicable, shall provide notice of any amendments to the Schedule of Assumed Executory Contracts and Unexpired Leases to the parties to the Executory Contracts or Unexpired Leases affected thereby.

C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, the GUC Trust, or property of the foregoing parties, without the need for any objection by the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity. Any such late-filed Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. To the extent an Entity holds both a late-filed Claim arising out of the rejection of the Executory Contract or Unexpired Lease and a liquidated, non-contingent Claim listed in the Schedules or a Proof of Claim, only such late-filed Claim shall be deemed fully satisfied, released, and discharged pursuant to this paragraph. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

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D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any Cure Obligations under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of monetary Cure Obligations, as reflected on the Cure Notice or as otherwise agreed or determined by a Final Order of the Bankruptcy Court, in Cash on the Effective Date or as soon as reasonably practicable thereafter, and payment or performance of all other Cure Obligations on or after the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of an unresolved dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned, or (3) any other matter pertaining to assumption, assignment, or payment or performance of any Cure Obligations required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order(s) of the Bankruptcy Court.

To the extent reasonably practicable, at least 14 days before the Voting Deadline, the Debtors shall distribute, or cause to be distributed, Cure Notices to the applicable third parties. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Claims must be Filed by the Cure/Assumption Objection Deadline. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or proposed Cure Claim will be deemed to have assented to such assumption or assumption and assignment, and Cure Claim. To the extent that the Debtors seek to assume and assign an Executory Contract or Unexpired Lease pursuant to the Plan, the Debtors will identify the assignee in the applicable Cure Notice and/or Schedule and such assignee will provide evidence of “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the applicable Executory Contract or Unexpired Lease. For the avoidance of doubt, with respect to any asserted non-monetary Cure Obligations, such non-monetary Cure Obligations may be cured (or resolved) by the assignee and the applicable counterparty in the ordinary course of business following the assumption and all parties reserve all rights with respect to any such asserted non-monetary Cure Obligations.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the payment or performance of the related Cure Obligations, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under such assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume or assume and assign such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court upon the cure of all defaults under such Executory Contract or Unexpired Lease to the extent required under the Bankruptcy Code.

To the extent the Debtors propose any assumptions and assignments, as opposed to assumptions, of Unexpired Leases, Cure Notices shall include information sufficient to establish adequate assurance of future performance of the proposed assignee entity, a statement of the intended use and trade name to be used at the premises, a statement of retail experience including the number of stores, and a contact person. Cure Notices shall be served on the applicable landlord and its counsel by email (if known) at least fourteen (14) days prior to the deadline to object to such Cure Notice.

Notwithstanding anything to the contrary herein or in the Plan (including Article VIII thereof), no post-assumption obligations (including indemnification obligations, if any) arising as a result of or pursuant to the assumption or the assumption and assignment of any Unexpired Lease shall be deemed released, waived, or discharged.

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E.	Indemnification Obligations.

Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring Transactions on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date.

F.	Insurance Policies.

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Definitive Documents, the Exit Facility Documents, the Restructuring Documents, the Restructuring Support Agreement, the Schedule of Rejected Executory Contracts and Unexpired Leases, the Asset Purchase Agreement, the Sale Transaction, the Global Settlement, the Confirmation Order, or any Cure Notice, (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases), and as a supplement to Article IV.O of the Plan: (a) nothing alters, modifies, amends, affects, impairs or prejudices (1) the terms and conditions of (or the coverage provided by) any Insurance Policies or (2) the duty, if any, that the Insurers pay claims covered by such Insurance Policies and the right, if any, to seek payment or reimbursement from the Debtors (or after the Effective Date, the Plan Administrator) or draw on any collateral or security therefor, except that, on and after the Effective Date, the Insurance Policies shall vest unaltered and in their entirety in the Plan Administrator (which in the case of D&O Liability Insurance Policies shall occur after assumption thereof pursuant to Article IV.O of the Plan) and the Plan Administrator shall succeed to all of rights and obligations, if any, such that the Plan Administrator shall become and remain liable in full for all of the Debtors’ obligations under the Insurance Policies, if any, regardless of whether such obligations arise before or after the Effective Date and without the need or requirement for any Insurer to file or serve any objection to a proposed cure amount and shall not be subject to any claims bar date, Cure Notice, Cure/Assumption Objection Deadline or similar deadline governing cure amounts or Cure Claims, and any payments made to Insurers at any time shall not be subject to avoidance under the Bankruptcy Code or applicable law; (b) nothing releases, discharges, modifies or otherwise alters Insurers’ interests in (including any security interests in and liens on) any and all collateral and/or security provided or held in relation to the Insurance Policies; and (c) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (1) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable nonbankruptcy law to proceed with their claims; (2) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article III of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (3) the Insurers to collect from any or all of the collateral or security provided by or on behalf of the Debtors (or the Plan Administrator, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Plan Administrator, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Plan Administrator, as applicable) under the applicable Insurance Policies, in such order as the applicable Insurer may determine; and (4) the Insurers to cancel any Insurance Policies, and take other actions relating to the Insurance Policies (including effectuating a setoff), to the extent permissible under applicable nonbankruptcy law, and in accordance with the terms of the Insurance Policies.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease as of the date of its assumption, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

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Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases or the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder.

I.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting any Executory Contract or Unexpired Lease pursuant to section 365(d)(4) of the Bankruptcy Code.

J.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and/or Unexpired Leases assumed by such Debtor, will be performed by the applicable Reorganized Debtor or subsequent assignee, as applicable, in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been rejected under the Plan will survive and remain unaffected by entry of the Confirmation Order, except as provided therein.

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Interest (or such holder’s Affiliate) shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

To the extent the Debtors consummate the Sale Transaction on or before the Effective Date, on the Effective Date, the Debtors and the Reorganized Debtors shall be entitled and authorized to establish and fund one or more reserves of Distributable Cash (prior to distribution of such Cash to holders of Class 4 Term Loan Claims) in an amount, determined in the Debtors’ or the Reorganized Debtors’ reasonable discretion (in consultation with the Creditors’ Committee) and acceptable to the Plan Administrator sufficient to (a) fund the fees, costs, and expenses necessary to fully administer and wind down the Estates of the Reorganized Debtors, including the fees, costs, and expenses of the Plan Administrator and (b) pay in full in cash all Administrative Claims, Secured Tax Claims, Other Secured Claims, Priority Tax Claims, Other Priority Claims, Cure Claims, Claims or other obligations related to Employee Benefits Programs, Claims or other obligations related to indemnification provisions of the kind described in Article V.E of this Plan, and any other Claim or obligation to be assumed, reinstated, or otherwise required to be paid in full in Cash by the Debtors or the Reorganized Debtors pursuant to this Plan, in each case to the extent not liquidated and paid in full in Cash on the Effective Date. The Reorganized Debtors shall be authorized to maintain such reserves in an amount and for such time as is necessary, each as determined by the Plan Administrator, to fully reconcile, liquidate, and pay in full in Cash all applicable fees, costs, expenses, Claims, and other obligations described in the preceding sentence before distributing any excess Distributable Cash to holders of Class 4 Term Lender Claims in accordance with Article III of the Plan; provided that any Distributable Cash in excess of the necessary reserves, as determined by the Plan Administrator, shall be distributed to holders of Class 4 Term Lender Claims in accordance with Article III of the Plan on the last Business Day of each month, beginning on the last Business Day of the month following the Effective Date.

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B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.            Delivery of Distributions.

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims, except as otherwise provided in this Article VI, or Interests shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors or the GUC Trust, as applicable: (1) to the signatory set forth on any of the Proof of Claim Filed by such holder or its representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors or the GUC Trust have been notified in writing of a change of address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the GUC Trust after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors or the GUC Trust have not received a written notice of a change of address; or (4) on any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, the GUC Trust, and the GUC Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

2.            No Fractional Distributions.

No fractional shares of New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

3.            Minimum Distributions.

Except for Allowed Administrative Claims paid in the ordinary course of business, holders of Allowed Claims entitled to distributions of $50 or less shall not receive distributions, and each such Claim shall be discharged pursuant to Article VIII and its holder is forever barred pursuant to Article VIII from asserting that Claim against the Reorganized Debtors or the GUC Trust or their property, as applicable.

4.            Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Reorganized Debtors or the GUC Trust, as applicable, have determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 90 days from the Distribution Record Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtors or the GUC Trust (in the case of distributions from the GUC Trust Assets) without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder to such property or Interest in property shall be discharged and forever barred.

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C.	Securities Registration Exemption.

The shares of New Common Stock are or may be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

The offer, issuance, and distribution of the New Common Stock pursuant to the Plan shall be exempt (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), pursuant to section 1145 of the Bankruptcy Code, without further act or action, from registration under (i) the Securities Act, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities. Each of the foregoing securities (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized Ascena as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within 90 days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code, subject in each case to any restrictions on the transferability of the New Common Stock contained in the New Corporate Governance Documents and any applicable regulatory approval.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock or under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

D.	Tax Issues and Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the GUC Trust, the Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Reorganized Debtors, and the GUC Trust reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.

The GUC Trustee, in its reasonable discretion, may suspend distributions to any Holder of an Allowed General Unsecured Claim that has not provided its federal taxpayer identification number or social security number, as the case may be, to the GUC Trust within ninety (90) days after written request, the applicable underlying General Unsecured Claim will be expunged and its GUC Trust Interest disallowed for all purposes under the Plan and any distribution from the GUC Trust shall be waived and forfeited.

E.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

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F.	No Interest.

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.

G.	Setoffs and Recoupment.

The Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, may, but shall not be required to, set off against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant (other than any Claims released under the Plan), but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, of any such Claim it may have against the holder of such Claim.

Notwithstanding anything to the contrary in the Plan, the Restructuring Support Agreement, the Plan Supplement, or any other documents related to any of the foregoing, nothing shall modify the rights, if any, of any holder of Claims or any current or former party to an Executory Contract, whether currently or previously executory, or an Unexpired Lease, to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law (including the express assertion of such setoff or recoupment through a timely filed Proof of Claim), including, but not limited to: (i) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, under the Plan; (ii) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; or (iii) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors or the Reorganized Debtors, or any representative or successor of the Debtors or the Reorganized Debtors, as applicable. The Debtors’ rights with respect thereto are expressly reserved.

H.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

To the extent that the holder of an Allowed Claim receives payment in full on account of such Claim from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trust, such Claim shall be Disallowed without an objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trust on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Debtor, Reorganized Debtor, or the GUC Trust to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Claim that is payable pursuant to one of the Insurance Policies until the holder of such Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged to the extent of any agreed upon payment without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

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3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to holders of Claims covered by Insurance Policies shall be in accordance with the provisions of any applicable Insurance Policy. Notwithstanding anything herein to the contrary (including, without limitation, Article VIII), nothing shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including Insurers under any Insurance Policies or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

After the Effective Date, each of the Reorganized Debtors or the GUC Trust, as applicable, shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the GUC Trust shall have the sole authority to File and prosecute objections to Class 5 General Unsecured Claims, and the GUC Trust shall have the sole authority to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all such Claims; (2) settle, compromise, or resolve any Disputed Claim held by a Class 5 General Unsecured Claim Holder without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. Written consent of the GUC Trustee is required for any settlement by the Reorganized Debtors that proposes or would result in an Allowed Class 5 General Unsecured Claim.

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, or the Plan Administrator, as applicable, shall have the sole authority to File and prosecute objections to all other Claims, and the Reorganized Debtors shall have the sole authority to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all other such Claims, regardless of whether such Claims are in a Class or otherwise (except Class 5 General Unsecured Claims); (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

On and after the Effective Date, the Reorganized Debtors and the GUC Trust will use commercially reasonable efforts to advance the claims resolution process through estimation or otherwise. The Debtors, the Reorganized Debtors, and the GUC Trustee shall cooperate in good faith, including providing a reasonable amount of notice of not less than seven (7) days before the filing of any objection seeking to convert or reclassify Claims into General Unsecured Claims, or seeking to convert or reclassify General Unsecured Claims into other Claims, and, in each case, the rights and defenses of the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, to any such objections are fully preserved.

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C.	Estimation of Claims.

Before, on, or after the Effective Date, the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including, without limitation, pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors, the Reorganized Debtors, or the GUC Trust may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.	Adjustment to Claims Register Without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors, the Reorganized Debtors, or the GUC Trust without an objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims.

Any objections to Claims shall be Filed on or before the Claims Objection Bar Date.

F.	Disallowance of Claims.

Unless the Avoidance Action Waiver applies, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors or the GUC Trust, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

G.	Amendments to Claims.

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, or the GUC Trust, as applicable, and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court to the maximum extent provided by applicable law.

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H.	No Distributions Pending Allowance.

If an objection to a Claim or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim, unless otherwise determined by the Reorganized Debtors or the GUC Trust, as applicable.

I.	Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided herein.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any such Claim or Interest, or any distribution to be made on account of any Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors or the GUC Trust, as applicable, may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.	Discharge and Release of Claims and Termination of Interests.

Pursuant to Bankruptcy Rule 9019 and, to the maximum extent permitted by law, section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, settlement, compromise and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action against any Debtor of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Causes of Action accrued before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim based upon such debt or right is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Unless expressly provided in the Plan, the Confirmation Order shall be a judicial determination of the settlement, compromise, release, and discharge of all Claims and Interests subject to the Effective Date occurring. Notwithstanding anything herein or in the DIP Financing Order to the contrary, all payments made to, or for the benefit of, the Term Loan Agent prior to the Effective Date shall be deemed indefeasible, free and clear of all Liens, Claims, and encumbrances, and not subject to disgorgement or recharacterization.

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C.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

D.	Release of Liens.

Except as otherwise specifically provided in the Plan, the Exit Facility Documents, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtor or the Reorganized Debtors. The ABL Agent and the Term Loan Agent, at the Debtors’, or the Reorganized Debtors’ sole expense, shall execute and deliver all documents reasonably requested by the Reorganized Debtors or the agent(s) under the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

E.	Debtor Release.

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the ABL Credit Agreement, the ABL Credit Facility, the Term Loan Credit Agreement, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Backstop Commitment Letter, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the Exit Facilities, the DIP ABL Facility, the DIP Term Loan Facility, the DIP Financing Order, the Cash Collateral Order or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, Disclosure Statement, the New Corporate Governance Documents, the Exit Facilities, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence (in each case, related to any of the foregoing) taking place on or before the Effective Date.

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F.	Release by holders of Claims or Interests.

Effective as of the Effective Date, in each case except for Claims arising under, or preserved by, the Plan, each Releasing Party (other than the Debtors and the Reorganized Debtors), in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claim, Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and each other Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the ABL Credit Agreement, the Term Loan Credit Agreement, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Backstop Commitment Letter, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the Exit Facilities, the DIP Financing Order, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facilities, the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, omission, transaction, agreement, event, or other occurrence (in each case, related to any of the foregoing) taking place on or before the Effective Date.

G.	Exculpation.

Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action or any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Exit Facilities, the Backstop Commitment Letter, the DIP Financing Order, Cash Collateral Order, or any Restructuring Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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H.	Injunction.

Except with respect to the obligations arising under the Plan or the Confirmation Order, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Entities that held, hold, or may hold claims or interests or Causes of Action that have been released, discharged, or exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Reorganized Debtors, the GUC Trust, the GUC Trust Assets, or the GUC Trustee, or the other Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action; (iv) except as allowed by Article VI.G of this Plan, asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests or Causes of Action unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests or Causes of Action released or settled or subject to exculpation pursuant to the Plan.

I.	Protection Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors or another Entity with whom the Reorganized Debtors have been associated, solely because the Debtors have been debtors under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Governmental Units.

For the avoidance of doubt, nothing in the Plan shall discharge, release, preclude, or enjoin: (i) any liability to any Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date; (iii) any police or regulatory liability to a Governmental Unit on the part of any Entity as the owner or operator of property after the Effective Date; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors. Nor shall anything in the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence. Nothing in the Plan shall divest any tribunal of any jurisdiction it may have to adjudicate any defense based on this paragraph.

K.	Recoupment.

Except as allowed by Article VI.G of the Plan, in no event shall any holder of a Claim be entitled to recoup against such Claim any claim, right, or Cause of Action of the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, unless such holder actually has provided notice of such recoupment in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

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L.	Subordination Rights.

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other holder and shall not be subject to levy, garnishment, attachment, or other legal process by any holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

Article IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.B hereof):

1.	The Bankruptcy Court shall have entered the Confirmation Order, which shall:

a.	be in form and substance consistent with the Restructuring Support Agreement and the Global Settlement;

b.	authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

c.	decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent;

d.	authorize the Debtors, as applicable/necessary, to: (a) implement the Restructuring Transactions; (b) issue the New Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan, including cash and the New Common Stock; and (d) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Exit Facilities;;

e.	authorize the implementation of the Plan in accordance with its terms; and

f.	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax;

2.	the final version of all schedules, documents, and exhibits contained in the Plan Supplement shall have been filed and be consistent in all material respects with the Restructuring Support Agreement and the Plan;

3.	the Restructuring Support Agreement shall remain in full force and effect and shall not be terminated;

4.	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and each of the other Restructuring Transactions;

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5.	the GUC Trust Agreement shall be executed and the GUC Trust Assets in existence on the Effective Date shall be transferred to the GUC Trust;

6.	all actions, documents, certificates, and agreements necessary to implement the Plan (including any documents contained in the Plan Supplement) shall have been performed or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units, in accordance with applicable laws;

7.	Cash in an amount equal to estimated Allowed Administrative Claims, including 503(b)(9) Claims, determined in consultation with the Committee and the Required Consenting Stakeholders, shall have been segregated and reserved by the Debtors;

8.	all Professional Fee Claims shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed into the Professional Fee Escrow Account pending the Bankruptcy Court’s approval thereof;

9.	the DIP ABL Facility Claims and ABL Claims shall have been Paid in Full or otherwise satisfied in accordance with Articles II.B and III.B.3 of the Plan (as applicable);

10.	all fees, expenses, and other amounts payable pursuant to the DIP Financing Order shall have been paid in full;

11.	all professional fees and expenses of the advisors to the Ad Hoc Group shall have been paid in full in accordance with the Restructuring Support Agreement and all professional fees, costs, and expenses incurred by, or on behalf of, the Term Loan Agent, shall have been paid in full; and

12.	the Debtors shall have implemented the Restructuring Transactions in a manner consistent with the Restructuring Support Agreement and this Plan.

B.	Waiver of Conditions.

The conditions to Confirmation of the Plan and to the Effective Date of the Plan set forth in this Article IX (other than the conditions set forth in Article IX.A.8) may be waived only by consent of the Debtors and the Required Consenting Stakeholders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan; provided that the provisions of this Article IX relating to the DIP ABL Facility and the ABL Facility may be waived only by consent of the Debtors, the Required Consenting Stakeholders, the DIP ABL Agent, and the ABL Agent without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan; provided further that the provisions of this Article IX relating to the Global Settlement may be waived only with the consent of the Debtors and the Creditors’ Committee.

C.	Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Effect of Nonoccurrence of Conditions to the Effective Date.

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders, or any other Entity in any respect; provided that all provisions of the Restructuring Support Agreement that survive termination of that agreement shall remain in effect in accordance with the terms thereof.

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Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.

The Debtors reserve the right, subject to the terms of the Restructuring Support Agreement and the Global Settlement, to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors expressly reserve their rights, subject to the terms of the Restructuring Support Agreement, to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan.

The Debtors reserve the right, subject to the terms of the Restructuring Support Agreement and the Creditors’ Committee’s consent regarding the Global Settlement, to revoke or withdraw the Plan before the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the holders of Claims; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of or related to the Chapter 11 Cases and the Plan, including jurisdiction to:

1.           Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims;

2.           Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3.           Resolve any matters related to: (a) the assumption or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims and Claims related to the rejection of an Executory Contract or Unexpired Lease, pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

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4.            Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.            Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.            Adjudicate, decide, or resolve any and all matters related to Causes of Action;

7.            Adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

8.            Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.            Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.          Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.          Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.          Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement or enforce such releases, injunctions, and other provisions;

13.          Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.H hereof;

14.          Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.          Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16.          Adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17.          Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.          Determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.          Hear and determine all disputes involving the Restructuring Support Agreement or the Exit Facilities;

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20.          Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.          Hear and determine all disputes involving the existence, nature, or scope of the exculpation and release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

22.          Enforce all orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

23.          Hear any other matter not inconsistent with the Bankruptcy Code;

24.          Enter an order closing the Chapter 11 Cases; and

25.          Enforce the injunction, release, and exculpation provisions provided in Article VIII hereof.

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan.

B.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan. The Debtors, the Reorganized Debtors, all holders of Claims and Interests receiving distributions pursuant to the Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Statutory Fees and Reporting Requirements.

The Debtors shall pay any outstanding U.S. Trustee Fees, pursuant to section 1930(a) of the Judicial Code, in full on the Effective Date, and the Debtors, the Reorganized Debtors, and/or the Plan Administrator shall continue to pay such fees until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

The Debtors shall continue complying with monthly reporting requirements through the Effective Date as required under the Local Bankruptcy Rules.  After the Effective Date, the Reorganized Debtors and/or the Plan Administrator shall file quarterly reports consistent with Local Bankruptcy Rule 2015-(a)-1. The GUC Trustee also shall quarterly file reports detailing receipts and distributions from the GUC Trust for informational purposes only, in a form similar to the information provided by the Reorganized Debtors. For the avoidance of doubt, the GUC Trust shall not be responsible for paying post-Effective Date U.S. Trustee Fees. The Reorganized Debtors shall no longer have the obligation to file quarterly reports with respect to a Debtor once such Debtor’s case is converted or dismissed or a final decree has been entered by the Court. The GUC Trust shall no longer have the obligation to file quarterly reports once each of the Chapter 11 Cases is converted or dismissed or a final decree has been entered by the Court.

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D.	Dissolution of the Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purpose of prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by the Creditors’ Committee and its Professionals. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

E.	Reservation of Rights.

Before the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to any Claims or Interests.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors
Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) 933 MacArthur Boulevard Mahwah, New Jersey 07430 Attn.: Michael Veitenheimer

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn.: Steven N. Serajeddini

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn.: John R. Luze, Jeff Michalik

and

Cooley LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004-2400
Attn.: Cullen D. Speckhart, Olya Antle

United States Trustee	Counsel to the Ad Hoc Group
Office of The United States Trustee 515 Rusk Street, Suite 3516 Houston, TX 77002	Milbank LLP 55 Hudson Yards New York, NY 10001-2163 Attn.: Evan Fleck, Abigail Debold

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After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to parties in interest providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such party must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Entire Agreement.

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

I.	Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.cases.primeclerk.com/ascena or the Bankruptcy Court’s website at www.vaeb.uscourts.gov.

J.	Nonseverability of Plan Provisions.

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

K.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and, pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

L.	Waiver or Estoppel.

Each holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

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Respectfully submitted, as of the date first set forth above,

Dated: February 25, 2021	Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) (on behalf of itself and all other Debtors)

	By:	/s/ Carrie W. Teffner
	Name:	Carrie W. Teffner
	Title:	President

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Exhibit B

Confirmation and Effective Date Notice

KIRKLAND & ELLIS LLP		COOLEY LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		Cullen D. Speckhart (VSB 79096)
Edward O. Sassower, P.C.		Olya Antle (VSB 83153)
Steven N. Serajeddini, P.C. (admitted pro hac vice)		1299 Pennsylvania Avenue, NW, Suite 700
601 Lexington Avenue		Washington, DC 20004-2400
New York, New York 10022		Telephone:	(202) 842-7800
Telephone:	(212) 446-4800	Facsimile:	(202) 842-7899
Facsimile:	(212) 446-4900

-and-

John R. Luze (admitted pro hac vice)
300 North LaSalle
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR the eastern district of virginia
richmond dIVISION

)
In re:	)	Chapter 11
)
RETAIL GROUP, INC., et al.,[1]	)	Case No. 20-33113 (KRH)
)
Debtors	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF
ORDER CONFIRMING THE DEBTORS’ AMENDED
CHAPTER 11 PLANS AND (II) OCCURRENCE OF EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that the Honorable Kevin R. Huennekens, United States Bankruptcy Judge, entered an order confirming the Amended Joint Chapter 11 Plan (Technical Modifications) of Reorganization of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates (as may be modified, the “Plan”) [Docket No. [●]] (the “Confirmation Order”), which the Clerk of the United States Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Bankruptcy Court”) docketed on [], 2021.2

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at http://cases.primeclerk.com/ascena. The location of Debtor Mahwah Bergen Retail Group, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents are available on the Bankruptcy Court’s website at https://www.vaeb.uscourts.gov. To access the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [[●], 2021].

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Bankruptcy Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims arising after November 30, 2020 must be Filed and served on or before the later of the date that is thirty (30) days following: (i) the Effective Date or (ii) the effective date of the rejection or assumption of an Executory Contract or Unexpired Lease, except as specifically set forth in the Plan or otherwise ordered by the Bankruptcy Court. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Initial Administrative Claims Bar Date or Administrative Claims Bar Date, as applicable, shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date.3

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the Effective Date of such rejection, or (c) the Effective Date.

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[2]	Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

[3]	For the avoidance of doubt, administrative Intercompany Claims between Debtors will be treated separately than all other Administrative Claims or prepetition Intercompany Claims and will receive Treatment as agreed to by and among the applicable Debtors or as determined by the Bankruptcy Court.

2

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Dated: [●], 2021

/s/ Cullen D. Speckhart
KIRKLAND & ELLIS LLP		COOLEY LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		Cullen D. Speckhart (VSB 79096)
Edward O. Sassower, P.C.		Olya Antle (VSB 83153)
Steven N. Serajeddini, P.C. (admitted pro hac vice)		1299 Pennsylvania Avenue, NW, Suite 700
601 Lexington Avenue		Washington, DC 20004-2400
New York, New York 10022		Telephone:	(202) 842-7800
Telephone:	(212) 446-4800	Facsimile:	(202) 842-7899
Facsimile:	(212) 446-4900	Email:	cspeckhart@cooley.com
Email:	edward.sassower@kirkland.com		oantle@cooley.com-
steven.serajeddini@kirkland.com

-and-

John R. Luze (admitted pro hac vice)
300 North LaSalle Street
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200
Email:	john.luze@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession